PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 23, 1999)

                                  $ 53,964,000

                            HOMEGOLD FINANCIAL, INC.

                             (Parent of Originator)

                              [Logo] HOMEGOLD, INC.
                             (Servicer & Originator)

                              PRUDENTIAL SECURITIES
                          SECURED FINANCING CORPORATION

                                   (Depositor)

                     HomeGold Home Equity Loan Trust 1999-1
               Home Equity Loan Asset-Backed Notes, Series 1999-1
                 $18,418,000 Class A-1 6.87% Asset-Backed Notes
                 $35,546,000 Class A-2 6.82% Asset-Backed Notes

Consider carefully the risk factors beginning on page S-10 of this prospectus supplement and on page 12 of the accompanying prospectus.

The notes represent obligations of the trust only and do not represent an interest in or obligation of HomeGold Financial, Inc., HomeGold, Inc., Prudential Securities Secured Financing Corporation, First Union National Bank, Wilmington Trust Company, or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue:

o    The two classes of senior Class A Notes listed above.

o A Certificate, which is not being offered, which represents the beneficial ownership interest in the trust.

The Class A Notes:

o Represent debt obligations of a trust supported primarily by two segregated pools of closed-end, first and junior lien fixed-rate and adjustable-rate home equity loans.

o    Currently have no trading market.

o Receive distributions on the 15th day of each month, or the business day immediately following the 15th day, beginning on June 15, 1999.

o Will have the benefit of an insurance policy from Financial Security Assurance, Inc. which will guarantee timely payment of interest and the ultimate payment of principal, as described in this prospectus supplement.

                                   [FSA LOGO]

     The Class A Notes will be purchased by Prudential Securities Incorporated, as underwriter, and will be offered by the underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds from the sale of the Class A Notes are expected to be approximately 99.994% of the aggregate principal amount of the Class A Notes before deducting expenses estimated to be approximately $500,000 in the aggregate.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

                              PRUDENTIAL SECURITIES

May 19, 1999

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to the notes, and (2) this prospectus supplement, which describes the specific terms of the notes and may be different from the information in the prospectus.

     If the terms of the notes and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where the definition of defined terms used in this prospectus supplement are set forth under "Index of Defined Terms" beginning on page S-95 in this prospectus supplement and under the caption "Index of Significant Definitions" beginning on page 104 in the accompanying prospectus.

     Some persons participating in this offering may engage in transactions that stabilize, maintain, or in some way affect the price of the notes. These types of transactions may include stabilizing the purchase of notes to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Plan of Distribution" in this prospectus supplement.

                                TABLE OF CONTENTS

                              Prospectus Supplement


SUMMARY...........................................S-4
RISK FACTORS.....................................S-10
THE INSURER......................................S-17
THE TRUST........................................S-19
THE SERVICER AND THE ORIGINATOR..................S-20
HOMEGOLD FINANCIAL, INC..........................S-21
THE BACK-UP SERVICER.............................S-22
THE MORTGAGE POOLS...............................S-22
YIELD ON THE NOTES...............................S-60
DESCRIPTION OF THE NOTES.........................S-67

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........S-88
STATE AND LOCAL TAX CONSIDERATIONS...............S-90
USE OF PROCEEDS..................................S-91
PLAN OF DISTRIBUTION.............................S-91
LEGAL MATTERS....................................S-92
EXPERTS..........................................S-92
RATINGS..........................................S-92
LEGAL INVESTMENT.................................S-93
ERISA CONSIDERATIONS.............................S-93
INDEX OF DEFINED TERMS...........................S-95


                                   Prospectus


REPORTS.............................................3
AVAILABLE INFORMATION...............................3
INCORPORATION OF CERTAIN INFORMATION
  BY REFERENCE......................................3
SUMMARY OF PROSPECTUS...............................4
RISK FACTORS.......................................12
THE TRUST FUNDS....................................17
DESCRIPTION OF THE CERTIFICATES....................29
CREDIT SUPPORT.....................................43
PREPAYMENT AND YIELD CONSIDERATIONS................49
USE OF PROCEEDS....................................53
THE DEPOSITOR......................................53
UNDERWRITING GUIDLEINES............................54

SERVICING OF THE MORTGAGE LOANS
  AND CONTRACTS....................................55
THE POOLING AND SERVICING AGREEMENT................66
CERTAIN LEGAL ASPECTS
  OF THE MORTAGE LOANS AND CONTRACTS...............69
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............84
ERISA CONSIDERATIONS...............................97
LEGAL INVESTMENT .................................101
PLAN OF DISTRIBUTION..............................102
LEGAL MATTERS.....................................102
RATING............................................103
ADDITIONAL INFORMATION............................103
INDEX OF SIGNIFICANT DEFINITIONS..................104

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

  New York Regional Office             Chicago Regional Office
  Seven World Trade Center             Citicorp Center
  Suite 1300                           500 West Madison Street, Suite 1400
  New York, NY  10048                  Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the Depositor with the SEC (Registration No. 333-74589). You may request a free copy of any of the above filings by writing or calling:

                    Prudential Securities
                    Secured Financing Corporation
                    One New York Plaza, 14th Floor
                    New York, NY  10292
                    Attention:  Asset-Backed Securities
                    (212) 778-1000

     You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

               -------------------------------------------------


                      Home Equity Loan Asset-Backed Notes,
                                  Series 1999-1

                       Class A-1 Notes and Class A-2 Notes

                                                                                             Initial Rating
                                                                                              of Notes(1)
                                                                                           -----------------
                                        Initial
                                       Principal     Interest Rate         Final             S&P     Moody's
             Class                      Balance       (per annum)      Maturity Date       Rating    Rating
-----------------------------------   -----------    -------------    --------------       ------    ------
Class A-1........................     $18,418,000       6.87%(2)       July 15, 2029         AAA      Aaa
Class A-2........................     $35,546,000       6.82%(3)      August 15, 2029        AAA      Aaa
------------------------------------

(1) A description of the ratings of the notes is set forth under the heading "Ratings" in this prospectus supplement.
(2) 7.37% for each accrual period ending after the date on which the servicer could exercise its option to redeem the notes.
(3) 7.32% for each accrual period ending after the date on which the servicer could exercise its option to redeem the notes.


         The trust will issue the notes in book-entry form through the facilities of The Depository Trust Company. We refer you to "Description of the Notes -- General" and "--Book-Entry Registration and Definitive Notes" for more detail.

Trust

o    HomeGold Home Equity Loan Trust 1999-1.

Depositor

o    Prudential Securities Secured Financing Corporation.

Originator and Servicer

o    HomeGold, Inc.

Back-up Servicer

o    Fairbanks Capital Corp.

Seller

o    Emergent Mortgage Holdings Corporation.

Owner Trustee

o    Wilmington Trust Company, a Delaware banking corporation.

Indenture Trustee

o    First Union National Bank, a national banking association.

Insurer

o Financial Security Assurance Inc., a New York monoline stock insurance corporation.

Cut-Off Date

o    The opening of business on May 1, 1999.

Closing Date

o    On or about May 27, 1999.

Payment Dates

o The 15th day of each month or if such day is not a business day, the next business day. The first payment date will be June 15, 1999.

Record Dates

o The close of business on last business day of the month preceding the month of a payment date.

Mortgage Loans

o On the closing date, the trust will acquire two separate groups of closed-end, fixed-rate and adjustable-rate home equity loans evidenced by promissory notes and secured by first and junior lien mortgages on single-family residences including manufactured houses. The mortgage loans in the first group, Group I, principally secure the Class A-1 Notes and those in the second group, Group II, principally secure the Class A-2 Notes.

o As of May 1, 1999, there were 679 mortgage loans in Group I and 594 mortgage loans in Group II, each having the following characteristics:

                             Group I Mortgage Loans
Number of Mortgage Loans:                                 679
Range of Outstanding Principal Balances:         $1,281.35 to
                                                  $447,294.91
Average Outstanding Principal                      $29,973.32
  Balance(1):
Aggregate Outstanding Principal                $19,838,079.61
  Balance of Fixed-Rate Mortgage Loans
Aggregate Outstanding Principal                   $513,802.63
  Balance of Adjustable-Rate Mortgage
  Loans
Range of Remaining Term to Stated Maturity:  11 to 359 months
Weighted Average Remaining Term to              182.74 months
  Stated Maturity(1):
Range of Mortgage Rates:                      8.000 - 18.428%
Weighted Average Mortgage Rate(1):                    12.005%
Weighted Average Net Mortgage Rate(1):                11.505%
Percent First Lien(1)                                  67.27%
Percent Junior Lien(1)                                 32.73%
Geographic Concentrations in Excess
  of 5%(1):
South Carolina........................                 39.14%
North Carolina........................                 13.98%
Florida...............................                  6.20%
Texas.................................                  5.12%

(1) .......................Approximate


                             Group II Mortgage Loans

Number of Mortgage Loans:                                 594
Range of Outstanding Principal Balances:        $14,406.87 to
                                                  $206,250.00
Average Outstanding Principal                      $66,124.58
  Balance(1):
Aggregate Outstanding Principal                $37,906,313.62
  Balance of Fixed-Rate Mortgage Loans
Aggregate Outstanding Principal                 $1,371,685.42
  Balance of Adjustable-Rate Mortgage
  Loans
Range of Remaining Term to Stated Maturity:  33 to 359 months
Weighted Average Remaining Term to              222.89 months
  Stated Maturity(1):
Range of Mortgage Rates:                      6.100 - 18.990%
Weighted Average Mortgage Rate(1):                    10.649%
Weighted Average Net Mortgage Rate(1):                10.149%
Percent First Lien(1)                                  92.80%
Percent Junior Lien(1)                                  7.20%
Geographic Concentrations in Excess of 5%(1):
South Carolina  ......................                 60.28%
North Carolina  ......................                  7.86%


(1) .......................Approximate


Substitutions and Amendments

Subject to limitations, HomeGold Inc., as servicer, may, at its option, substitute mortgage loans included in either Group and amend mortgage loans in either Group.

Interest Distributions

On each payment date, you will be entitled to receive interest on your Class A Note that accrued during the related accrual period, calculated at the related rate of interest set forth below.

Interest accrues on the Class A Notes for the calendar month immediately preceding each payment date.

Class A-1 Interest Rate

For each accrual period, interest will accrue on the Class A-1 Notes at an annual rate of interest equal to 6.87% (for each accrual period ending on or prior to the date on which the servicer could exercise its option to redeem the Class A-1 Notes) or 7.37% (for each accrual period ending after such date).

Class A-2 Interest Rate

For each accrual period, interest will accrue on the Class A-2 Notes at an annual rate of interest equal to 6.82% (for each accrual period ending on or prior to the date on which the servicer, could exercise its option to redeem the Class A-2 Notes) or 7.32% (for each accrual period ending after such date).

We refer you to "Description of the Notes--Interest Payments" in this prospectus supplement for more information.

Principal Distributions

Principal will be paid on each class of notes on each payment date in reduction of the outstanding principal balance of such notes.

The amount of principal payable with respect to each class of notes will be paid in accordance with the priority of distributions set forth in this prospectus supplement and will generally consist of the amount of principal collections received on the mortgage loans in the related group during the prior month, plus accelerated principal payments, funded from excess interest, which will be paid to the extent needed to reach and maintain the required level of overcollateralization.

We refer you to "Description of the Notes --Principal Payments" in this prospectus supplement for more information regarding the calculation as to the amount of principal the notes are entitled to receive on each payment date.

Servicing Fee

The servicing fee on any payment date to be retained by the servicer shall be an annual rate of 0.50% of the then outstanding principal balance of the mortgage loans in both groups. Unless it shall become servicer, the back-up servicer will also be entitled to a fee at the annual rate of 0.06% of the then outstanding principal balance of the mortgage loans in both groups. The 0.50% servicing fee rate may be increased to up to 0.75% if HomeGold, Inc. ceases to be the servicer and delinquencies exceed certain thresholds.

Credit Enhancement

Credit enhancement reduces the risk of harm to the holders of notes from shortfalls in payments received from and losses incurred on the underlying pools of mortgage loans. The credit enhancement provided for the benefit of the notes consists of the following:

Subordination of the Certificate. The trust is issuing a certificate representing the entire beneficial ownership interest in the two mortgage loan groups. Payments on the certificate are subordinated to payments due on the notes as described elsewhere in this prospectus supplement. This subordination of the certificate provides credit enhancement to the notes.

Overcollateralization. Additional credit enhancement will result from the fact that the aggregate principal balance of the mortgage loans in each group is initially greater than the principal balance of the notes of the related class. In addition, the indenture provides for the accelerated principal payments to be paid on the notes in order to initially attain and thereafter maintain a certain overcollateralization level for each group. Once the required level of overcollateralization is reached for each group, the acceleration feature for the related class of notes will cease, unless either it is necessary to maintain the required level of overcollateralization, or the required level of overcollateralization increases.

Application of Excess Cashflow. Generally, because more interest is paid on the mortgage loans in each group than is necessary to pay the interest due on the related class of notes, there probably will be excess cashflow each month. Some of the excess cashflow for each group will be used as principal payments on the related class of notes to create overcollateralization until the required level of overcollateralization has been reached and, thereafter, maintained.

Crosscollateralization. The excess cashflow available from one group is also available to crosscollateralize the other group, but only to a limited extent.

The Insurance Policy. On the closing date, Financial Security Assurance Inc. will issue a financial guaranty insurance policy for the benefit of the holders of the notes. The insurance policy will irrevocably and unconditionally guaranty payment on each payment date of scheduled interest on the notes and payment on the final stated maturity date of the outstanding principal balance of the related class of notes.

On any payment date, the insurer will generally be required to make available the amount, if any, by which the amount required to be distributed on such payment date, including

o    scheduled interest on the notes,

o the amount, if any, by which the aggregate outstanding principal balance of the notes, after taking into account the payment of principal from all other sources exceeds the sum of the aggregate principal balance of the mortgage loans, and

o on the final stated maturity date for a class of notes, the outstanding principal balance of such class of notes, in the event that the amount available for distribution on such final payment date is less than the full amount due.

The insurer will be entitled to reimbursement from the trust for all payments made in respect of the insurance policy.

The insurance policy does not guarantee the notes any specified rate of principal repayment. In addition, shortfalls in interest due to prepayments and the imposition of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, will not be covered under the insurance policy.

So long as the insurer is not in default of its obligations under the insurance policy, the insurer has the right to exercise all rights of the holders of the notes without any consent of the holders. Such holders may exercise their rights only with the prior written consent of the insurer, except as provided in the indenture.

We refer you to "Description of the Notes--Overcollateralization and Cross-collateralization Provisions" in this prospectus supplement for more detail.

Monthly Advances

The servicer must make advances in respect of delinquent payments of interest on the mortgage loans as described in this prospectus supplement but only to the extent that it determines that these advances would be recoverable from future payments and collections on the mortgage loans. The credit enhancement will provide protection for you resulting from any shortfalls due to the servicer's not recovering these monthly advances.

We refer you to "Description of the Notes--General" in this prospectus supplement for more detail.

Option of the Servicer to Call Either Class of Notes

The servicer may, at its option, call the Class A-1 Notes or the Class A-2 Notes on any payment date on which the aggregate outstanding principal balance of such class is equal to or less than 10% of the original aggregate principal balance of such class. In order to exercise its call, the servicer must pay an amount equal to the outstanding balance of the mortgage loans in the related group, plus accrued interest at the mortgage rate plus certain other amounts and, in any event, not less than the aggregate principal balance of such class on such payment date, plus accrued and unpaid interest thereon, and any unpaid amounts due the insurer in respect of such class.

We refer you to "Description of the Notes--Optional Clean-up Call" in this prospectus supplement for more detail.

Final Maturity Dates

If the notes have not already been paid in full, the outstanding principal amount of the Class A-1 Notes will be paid in full on the payment date in July 2029 and the outstanding principal amount of the Class A-2 Notes will be paid in full on the payment date in August 2029. Because principal prepayments on the mortgage loans will occur, it is expected that each class of notes will be paid in full substantially earlier than the final maturity date for each class of notes.

Special Yield Considerations

The yield to maturity on the notes will depend, in general, on (i) the purchase price and (ii) the rate and timing of principal payments (including insured payments, prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related group and the application thereof to reduce the note principal balance of the related class of notes, as well as other factors.

In general, if the notes are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Also, if the notes are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

Federal Income Tax Consequences

Dewey Ballantine LLP, special tax counsel, is of the opinion that the notes will be characterized as debt for federal income tax purposes. By your acceptance of a note, you agree to treat the notes as debt.

We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more detail.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and prospectus, we expect that pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to "Legal Investment" in this prospectus supplement and in the prospectus for more detail.

Ratings

The trust will not issue the notes unless they have been assigned the ratings designated on page S-4.

You must not assume that the ratings initially assigned to each class of notes will not subsequently be lowered, qualified or withdrawn by the rating agencies.

We refer you to "Ratings" in this prospectus supplement for more detail.

                                  RISK FACTORS

     In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the notes.

Risks Due to Underwriting   HomeGold, Inc. acquires/originates mortgage loans
Standards and Potential     made to borrowers who have limited access to credit
Delinquencies               or who may be considered credit-impaired by
                            conventional lending standards and accordingly do not qualify for loans conforming to FNMA or FHLMC guidelines. A borrower's past credit history may not preclude HomeGold, Inc. from acquiring/originating a loan; however, it may reduce the size (and consequently the loan-to-value ratio) of the loan that HomeGold, Inc. is willing to make. As a result of this approach to underwriting, the mortgage loans owned by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in conformance with FNMA or FHLMC guidelines. In addition, changes in the values of properties securing the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated to conform to FNMA or FHLMC guidelines. No assurance can be given that the values of the properties securing the mortgage loans have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Risks Associated with       A majority of the mortgage loans in each group may
Prepayments                 be prepaid in whole or in part at any time without
                            penalty. In addition, a substantial portion of the mortgage loans contain due-on-sale provisions which, to the extent enforced by HomeGold, Inc., will result in prepayment of such mortgage loans in the event the property securing the mortgage loan is sold by the borrower. The rate of prepayments on fixed-rate mortgage loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The average life of the notes and, if purchased at other than par, the yields realized by note owners will be sensitive to levels of payment on the mortgage loans. In general, the yield on a note that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of prepayments of the mortgage loans. Conversely, the yield on a note that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level.

                            See "Yield on the Notes" in this prospectus supplement.

Risks Due to Geographic     Of the mortgage loans in Group I (as a percentage of
Concentration               that group's aggregate principal balance):
                            approximately 39.14% are secured by mortgaged properties located in South Carolina, approximately
                            13.98% are secured by mortgaged properties located in North Carolina, approximately 6.20% are secured by mortgaged properties located in Florida, and approximately 5.12% are secured by mortgaged properties located in Texas. Of the mortgage loans in Group II (as a percentage of that group's aggregate principal balance): approximately 60.28% are secured by mortgaged properties located in South
                            Carolina, and approximately 7.86% are secured by mortgaged properties located in North Carolina. If the residential real estate markets in any of such States should experience an overall decline in property values after the dates of origination of these mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on these mortgage loans may increase, perhaps substantially.

                            See "The Mortgage Pool--Underwriting Standards; Representations" in this prospectus supplement.

Additional Risks            32.73% of the mortgage loans in Group I (as a
Associated with             percentage of that group's the Mortgage Loans
Mortgage Loans              aggregate principal balance) and 7.20% of the
                            mortgage loans in Group II (as a percentage of that group's aggregate principal balance) are junior lien mortgage loans. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of a junior mortgage loan only to the extent that the claims of the senior mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. A mortgagee with a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. As a result, the prepayment, delinquency and foreclosure experience of mortgage loans with junior liens on the related mortgaged properties may differ from those with only first mortgages.

                            Information is provided under "The Mortgage Pools" in this prospectus supplement with respect to the loan-to-value ratios of the mortgage loans as of May 1, 1999. As discussed in the prospectus under "Risk Factors," the value of the mortgaged properties underlying such loans could be adversely affected by a number of factors. As a result, despite the amortization of the junior and senior mortgage loans on such mortgaged properties, there can be no assurance that the combined loan-to-value ratios of such loans, determined as of any date, will be the same or lower than the combined loan-to-value ratios for such loans, determined as of the origination date, May 1, 1999 or any other date.

Risk of Higher Default      54.95% of the mortgage loans in Group I (as a
Rates for Mortgage Loans    percentage of that group's aggregate principal
with Balloon Payments       balance) and 56.38% of the mortgage loans in Group
                            II (as a percentage of that group's aggregate principal balance) are loans that provide for the payment of the unamortized principal balance of the mortgage loan in a single payment at maturity. These mortgage loans are known as "balloon loans," and they provide for equal monthly payments, consisting of principal and interest, based on an amortization schedule over the original term, and a single payment of the remaining balance of the balloon loan at maturity or some specified date. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing mortgage loans.

Risks Relating to High      18.74% of the mortgage loans in Group I (as a
Loan-To-Value Mortgage      percentage of that group's aggregate principal
Loans                       balance) and 16.21% of the mortgage loans in Group
                            II (as a percentage of that group's aggregate principal balance) have original combined loan-to-value ratios generally in excess of 100%.
                            These loans present the following risks:

                            Underwriting Criteria Limitations

                            Since the mortgagor's creditworthiness for a high loan-to-value mortgage loan is the primary consideration in underwriting the loan, depending on when HomeGold, Inc. originated or purchased the high loan-to-value mortgage loan, different underwriting criteria may be used. Thus, some high loan-to-value mortgage loans may be of a different credit quality and may be more likely to experience delinquencies, defaults and losses than other high loan-to-value mortgage loans, or other mortgage loans.

                            Inadequate Security for the High Loan-To-Value Mortgage Loans

                            Since the high loan-to-value mortgage loans have combined loan-to-value ratios which generally exceed 100%, the properties securing the high loan-to-value mortgages are unlikely to provide adequate security for such mortgage loans. If the security is not adequate, any losses in connection with such mortgage loans may affect the timing of principal payments to you. The higher the combined loan-to-value ratios, the more severe any loss is likely to be.

                            Relocation and Taking on More Debt

                            If a mortgagor with a high loan-to-value mortgage loan relocates and sells the mortgaged property, that borrower may be unable to pay off the high loan-to-value mortgage loan in full from the proceeds of the sale. Also, after high loan-to-value mortgage loans are used for debt consolidation, borrowers may still take on more consumer debt. Either circumstance could impair their ability to service their debts and increase rates of delinquencies, defaults and losses.

                            Limited Experience with High Loan-To-Value Mortgage Loans

                            High loan-to-value mortgage loans have been originated by HomeGold, Inc. in significant volume for less than two years. There is no meaningful historical performance data on the likely delinquency, default and loss experience of these types of loans over an extended period of time or in differing economic and interest rate environments. Notwithstanding the lack of an extended performance history for these loans, most of these loans have been outstanding at least one year and have not experienced delinquencies, defaults and losses materially higher than other loans in HomeGold, Inc.'s portfolio.

                            Bankruptcy Reform

                            Bankruptcy reform legislation is being considered which would treat high loan-to-value mortgage loans in whole or in part as unsecured debt if the value of the property is less than the amount of the loan. Whether legislation along these lines will be enacted is uncertain. If enacted, the legislation could adversely affect the amount recoverable in the event of defaults on high loan-to-value mortgage loans.

Risks Associated With Year  HomeGold, Inc. is faced with the task of completing
2000 Compliance             its goals for compliance in connection with the year
                            2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations.
                            Although HomeGold, Inc. has been assured by its third party computer system provider that such servicing system will be year 2000 compliant prior to the year 2000, it is presently engaged in various procedures to determine if the computer systems and software of this and other suppliers and agents will be year 2000 compliant.

                            In the event that HomeGold, Inc., any subservicer or any of their suppliers or agents do not successfully and timely achieve year 2000 compliance, HomeGold, Inc.'s performance of its obligations under the Sale and Servicing Agreement could be adversely affected. This could result in delays in processing payments on the mortgage loans and could cause a delay in distributions to you.

Risk of Potential Early     HomeGold, Inc., as servicer, may, at its option,
Redemption or Payment of    call the Class A-1 Notes or the Class A-2 Notes,
Notes                       separately, on any payment date on which the
                            aggregate outstanding principal balance of the related class of notes is equal to or less than 10% of the aggregate original principal balance of such class of Notes by paying an amount equal to the outstanding balance of the mortgage loans in the related group, plus accrued interest at the mortgage rate plus certain other amounts and, in any event, not less than the aggregate principal balance of such class on such payment date, plus accrued and unpaid interest thereon, and any unpaid amounts due the insurer in respect of such class. Accordingly, any such redemption may result in accelerated payments in respect of the principal of such class of notes.

                            See "Description of the Notes--Optional Clean-up Call" in this prospectus supplement.

Risks in the Event of       HomeGold, Inc. has taken steps in structuring the
Insolvency of HomeGold,     transactions contemplated hereby that are intended
Inc.                        to make it unlikely that a voluntary or involuntary
                            application for relief from creditors by HomeGold, Inc. under the United States Bankruptcy Code or similar applicable state laws would result in the substantive consolidation of the assets and liabilities of Emergent Mortgage Holdings
                            Corporation with those of HomeGold, Inc. These steps include the creation of Emergent Mortgage Holdings
                            Corporation as a separate, limited-purpose entity pursuant to its Certificate of Incorporation, which contains certain limitations (including restrictions on the nature of Emergent Mortgage Holdings
                            Corporation's businesses) and a restriction on the ability of Emergent Mortgage Holdings Corporation to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of the members of the board of directors of Emergent Mortgage Holdings Corporation. The
                            Certificate of Incorporation of Emergent Mortgage
                            Holdings Corporation also includes a provision that requires Emergent Mortgage Holdings Corporation to have at least two directors who qualify under the Certificate of Incorporation as "independent directors."

                            Emergent Mortgage Holdings Corporation has received the advice of counsel, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, (i) a court would conclude that the assets and liabilities of Emergent Mortgage Holdings Corporation would not be consolidated with the assets and liabilities of HomeGold, Inc. in the event of the application of the federal bankruptcy laws to HomeGold, Inc. and (ii) the transfer of the mortgage loans to Emergent Mortgage Holdings Corporation will not be a "preferential" transfer. If a court concluded otherwise, or a filing were made under any insolvency law by or against Emergent Mortgage Holdings Corporation, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the notes (and possible reductions in the amount of such distributions) could occur. Emergent Mortgage Holdings Corporation does not expect to have any significant assets or sources of funds.

                            As of March 31, 1999, HomeGold, Inc. had negative shareholders' equity. Effective May 1, 1999, $20 million in subordinated indebtedness of HomeGold, Inc. to its parent, HomeGold Financial, Inc., or affiliated companies was converted into equity. As a result of this transaction, HomeGold, Inc. has positive shareholders' equity. Nonetheless, in the event of a voluntary or involuntary application for relief from creditors by or with regard to HomeGold, Inc., the transfer of the mortgage loans and the offering may be challenged as a "preferential" transfer subject to avoidance by HomeGold, Inc. or its bankruptcy trustee.

                            Fairbanks Capital Corp. has been designated to act as servicer in the event of a voluntary or involuntary application for relief from creditors by or with regard to HomeGold, Inc. or the occurrence of certain other events or circumstances.

Risks Associated with       Approximately 28.46% of the mortgage loans in Group
"Piggy Back" Mortgage       I (as a percentage of that group's aggregate
Loans                       principal balance) and 48.53% of the mortgage loans
                            in Group II (as a percentage of that group's aggregate principal balance) are first lien mortgage loans secured by mortgaged properties which are also encumbered by junior lien mortgages that were originated or acquired by HomeGold, Inc. These junior loans are called "piggy back mortgage loans."
                            Some of the mortgage loans in Group I and Group II are piggy back mortgage loans, which may experience different rates of delinquency, foreclosure and losses than the other mortgage loans secured by mortgaged properties not encumbered by junior lien mortgages. In addition, piggy back mortgage loans may have different prepayment characteristics than the other mortgage loans secured by mortgaged properties not encumbered by junior lien mortgages.
                            No representation is made that any other first lien mortgage loans secured by mortgaged properties in either group are not subject to junior liens in favor of persons other than HomeGold, Inc.

                            See "The Mortgage Pool--Pool Information" in this prospectus supplement.

                                                    THE INSURER

     The following information has been supplied by Financial Security Assurance Inc. (the "Insurer") for inclusion in this Prospectus Supplement.

General

     The Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. The Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Insurer's underwriting criteria.

     The Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of the Insurer or any claim under any insurance policy issued by the Insurer or to make any additional contribution to the capital of the Insurer.

     The principal executive offices of the Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is
(212) 826-0100.

Reinsurance

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Insurer's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

     The Insurer's insurance financial strength is rated "Aaa" by Moody's. The Insurer's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd. The Insurer's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings" herein.

Capitalization

     The following table sets forth the capitalization of the Insurer and its subsidiaries on the basis of generally accepted accounting principles as of March 31, 1999 (in thousands):

                                                                 March 31, 1999
                                                                 --------------
                                                                  (Unaudited)

Deferred Premium Revenue
     (net of prepaid reinsurance premiums) .................      $  512,383
Surplus Notes ..............................................         120,000
Minority Interest ..........................................          20,973

Shareholder's Equity:

     Common Stock ..........................................          15,000
     Additional Paid-In Capital ............................         706,117
     Accumulated Other Comprehensive
         Income (net of deferred income taxes) .............          25,879
     Accumulated Earnings ..................................         391,745
Total Shareholder's Equity .................................       1,138,741
                                                                  ----------

Total Deferred Premium Revenue, Surplus Notes,
     Minority Interest and Shareholder's Equity ............      $1,792,097
                                                                  ==========

     For further information concerning the Insurer, see the Consolidated Financial Statements of the Insurer and Subsidiaries, and the notes thereto, incorporated by reference herein. The Insurer's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Insurer are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

     In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the financial statements of the Insurer included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by

Holdings, are hereby incorporated by reference in this Prospectus Supplement:
(a) the Annual Report on Form 10-K for the year ended December 31, 1998 and (b) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     All financial statements of the Insurer and its subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Originator has informed the Insurer that the Originator will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to HomeGold, Inc., 3901 Pelham Rd., South Carolina 29615, Attn: Laird Minor.

     The Issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of the Insurer included in or as an exhibit to the Annual Report of Holdings filed pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the Registration Statement (as defined in the Prospectus) shall be deemed to be a new registration statement relating to the Notes, and the offering of the Notes at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

     The Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("Single Risks") and the volume of transactions ("Aggregate Risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                                    THE TRUST

     HomeGold Home Equity Loan Trust 1999-1 (the "Trust") has been formed under the Delaware Business Trust Act pursuant to the Trust Agreement dated as of May 1, 1999 (the "Trust Agreement") among Emergent Mortgage Holdings Corporation (the "Seller") and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee") for the sole purpose of acquiring the property of the Trust (the "Trust Property"), issuing the HomeGold Home Equity Loan Asset Backed Securities, Series 1999-1 (the "Securities") and engaging in activities incidental thereto. The Trust has no prior operating experience. Wilmington Trust Company has been named as Owner Trustee under the Trust Agreement. Substantially all of the beneficial ownership interests in the Trust are owned by Emergent Mortgage Holdings Corporation, in its capacity as Seller. The Trust Property consists primarily of two groups of closed-end, fixed-rate and adjustable-rate home equity loans secured by first and/or junior mortgages on single family residences (which may be attached, detached, two-to-four family dwelling, a condominium unit, townhouse or a unit in a planned unit development) including manufactured houses (the "Mortgage Loans").

                         THE SERVICER AND THE ORIGINATOR

     HomeGold, Inc., formerly known as Emergent Mortgage Corp. (the "Servicer" and the "Originator"), a South Carolina corporation, headquartered in Greenville, South Carolina, will serve as the Servicer for the Mortgage Loans pursuant to the Sale and Servicing Agreement dated as of May 1, 1999 (the "Sale and Servicing Agreement"), among the Trust, Prudential Securities Secured Financing Corporation, as Depositor (the "Depositor"), the Servicer, Fairbanks Capital Corp., as Back-up Servicer (the "Back-up Servicer") and First Union National Bank, as Indenture Trustee (the "Indenture Trustee"). HomeGold, Inc. is a wholly-owned subsidiary of HomeGold Financial, Inc., formerly known as "Emergent Group Inc."

     The Originator provides mortgage loan products primarily to owners of single family residences who use the loan proceeds for such purposes as refinancing, debt consolidation, home purchases and improvements and educational expenditures. The Originator originates mortgage loan products on a retail basis through direct mail marketing techniques through its call center in Greenville, South Carolina and on a wholesale basis through approximately 700 independent mortgage brokers and mortgage bankers. The Originator's mortgage lending operations are currently conducted in 44 states.

     Prior to this offering, the Originator has completed five asset-backed securitization transactions for mortgage loans, and former subsidiaries of HomeGold Financial, Inc. have completed four asset-backed securitization transactions: one for auto loans and three for commercial loans.

     At March 31, 1999, HomeGold, Inc. had approximately $142.7 million in assets, approximately $144.6 million in liabilities and approximately $(1.9) million in stockholders' equity. Of such $144.6 million in liabilities, approximately $130.2 million represented subordinated indebtedness to its parent, HomeGold Financial, Inc., or subsidiaries of HomeGold Financial, Inc. Effective May 1, 1999, $20 million of such subordinated indebtedness was converted into equity, increasing stockholders' equity by approximately that amount.

                            HOMEGOLD FINANCIAL, INC.

     HomeGold Financial, Inc., formerly known as Emergent Group, Inc., and its subsidiaries (collectively, the "Company") are primarily engaged in the business of originating, selling, securitizing and servicing first and second residential mortgage loan products. Prior to November 1998, the Company also engaged in the business of originating, selling, securitizing and servicing small-business loan products partially guaranteed by the United States Small Business Administration ("SBA") and small-business loans collateralized by accounts receivable and inventory and mezzanine loans (collectively, "Small-Business Loans"), and, to a lesser extent until March 1998, auto loans ("Auto Loans"). The Company makes substantially all of its loans to non-prime borrowers who have limited access to credit or who may be considered credit-impaired by conventional lending standards.

     The Company commenced its lending operations in 1991 with the acquisition of Carolina Investors, Inc. ("CII"), a South Carolina non-prime mortgage lender, which had been in business since 1963. Since such acquisition, the Company has significantly expanded its lending operations and through December 31, 1997 experienced a compounded annual growth rate in total loan originations of 84%. During 1998, loan production dropped 29%. During the years 1998, 1997 and 1996, the Company originated $787.3 million, $1.3 billion and $438.8 million in loans, respectively. The loan growth in prior years was accelerated by the implementation of the Company's retail mortgage loan origination strategy during 1996 and 1997. Of the Company's loan originations for the year ended December 31, 1998, 84% were mortgage loans, 16% were Small Business Loans and less than 1% were Auto Loans. The auto loan division was sold in the first quarter of 1998, while the small-business loan division was sold in fourth quarter 1998, and the Company no longer makes Small Business Loans or Auto Loans.

     The Company's mortgage loan operation is conducted through its two wholly-owned subsidiary companies, HomeGold, Inc. and CII. At the time of acquisition, CII had approximately $32 million in mortgage loans (located primarily in the state of South Carolina) and did not sell any loans in the secondary market. Since the Company acquired CII, it has expanded its mortgage operations significantly. In connection with this expansion, the Originator was formed by the Company to expand its mortgage origination business outside of the State of South Carolina. The Company has significantly increased its loan originations, initially through establishing relationships with mortgage bankers and mortgage brokers through which it originated mortgage loans on a wholesale basis and, beginning in April 1996, through its retail operations. During 1996, 1997 and 1998, the Company sold $284.8 million, $435.3 million and $623.7 million, respectively, in mortgage loans.

     At March 31, 1999, the Company had approximately $217.4 million in assets, approximately $202.5 million in liabilities (including minority interest) and approximately $14.9 million in stockholder's equity.

                              THE BACK-UP SERVICER

     Fairbanks Capital Corp., a Utah Corporation (the "Back-up Servicer"), will serve as the Back-up Servicer for the Mortgage Loans. The Insurer is a shareholder of the Back-up Servicer. See "Description of the Notes--Servicing; Back-up Servicing Provisions" and "--Servicing and Other Compensation and Payment of Expenses".

                               THE MORTGAGE POOLS

General

     The mortgage pools backing the Notes (the "Mortgage Pools") will consist of the Mortgage Loans which are segregated into two groups. The Class A-1 Notes will be principally secured by one group ("Group I") of Mortgage Loans (the "Group I Mortgage Loans") and the Class A-2 Notes will be principally secured by the other group ("Group II") of Mortgage Loans (the "Group II Mortgage Loans"). Payments on the Class A-1 Notes will be made generally from the Available Distribution Amount for Group I and payments on the Class A-2 Notes will be made generally from the Available Distribution Amount for Group II. Group I and Group II are referred to together herein as the "Groups" and each singularly as a "Group."

     The Mortgage Loans are secured by first and/or junior lien mortgages or deeds of trust or other similar security instruments on single family residences (which may be attached, detached, two-to-four family units, a condominium, townhouse or a unit in a planned unit development) and manufactured housing. Certain of the Mortgage Loans have combined loan-to-value ratios in excess of 100% (the "HLTV Mortgage Loans"). The Mortgage Loans to be included in the Mortgage Pools were originated or acquired by the Originator in the ordinary course of business and will be sold by the Originator to the Seller, subsequently sold by the Seller to the Depositor and subsequently sold by the Depositor to the Trust and then pledged by the Trust to the Indenture Trustee. See "--Underwriting Standards; Representations" herein. The Originator will act as the Servicer for the Mortgage Loans pursuant to the Sale and Servicing Agreement.

     The HLTV Mortgage Loans may present a greater risk of loss than the Mortgage Loans with loan-to-value ratios less than 100% due to several factors. Different underwriting criteria are used for HLTV Mortgage Loans because the mortgagor's creditworthiness is the primary consideration for a HLTV Mortgage Loan. Thus, some HLTV Mortgage Loans may be of a different credit quality and less likely to experience delinquency than loans with a lower combined loan-to-value ratio. However, the properties securing the HLTV Mortgage Loans are unlikely to provide adequate security for the HLTV Mortgage Loans, so in the event of serious delinquency, losses thereon may be more severe. Any losses in connection with such HLTV Mortgage Loans may affect the timing of principal payments. Also, if the mortgagor for a HLTV Mortgage Loan relocates and sells the Mortgaged Property or takes on more consumer debt, the mortgagor's ability to service its debt may be impaired, and the likelihood of delinquencies, defaults and losses will increase.

     A large number of the single-family residences and manufactured housing secured by the Mortgage Loans (the "Mortgaged Properties") are also encumbered by junior lien mortgages held by the Originator ("Piggy Back Mortgage Loans"). The Trust will also include certain junior lien Mortgage Loans. In some cases, these junior lien Mortgage Loans are Piggy Back Mortgage Loans.

     The statistical information presented in this Prospectus Supplement describes the Mortgage Loans and the characteristics of such Mortgage Loans as of May 1, 1999.

Pool Information

Mortgage Loans

     Set forth below is certain summary statistical information regarding the Mortgage Loans expected to be included in the Trust as of May 27, 1999 (the "Closing Date"). All such information is approximate and is given as of May 1, 1999 (the "Cut-off Date").

Group I Mortgage Loans

     There are 679 Group I Mortgage Loans secured by Mortgaged Properties located in 35 states. With respect to the Group I Mortgage Loans as of the Cut-off Date: the aggregate Stated Principal Balance (as defined herein) was $20,351,882.24; the Stated Principal Balances ranged from $1,281.35 to $447,294.91; the average Stated Principal Balance was $29,973.32; the Mortgage Rates ranged from 8.000% to 18.428%; 18.74% of the Group I Mortgage Loans had combined loan-to-value ratios in excess of 100%; the weighted average Mortgage Rate was 12.005%; 67.27% of the Group I Mortgage Loans are secured by first lien mortgages; 32.73% of the Group I Mortgage Loans are secured by junior lien mortgages; 96.39% of the aggregate Stated Principal Balances of the Group I Mortgage Loans were secured by mortgages on owner-occupied properties; 45.05% of the aggregate Stated Principal Balances of the Group I Mortgage Loans were fully amortizing; 54.95% of the aggregate Stated Principal Balances of the Group I Mortgage Loans were partially amortizing ("Balloon Loans"); the original loan-to-value ratios ranged from 4.98% to 133.61%; the weighted average original loan-to-value ratio was 60.72%; the weighted average original combined loan-to-value ratio was 91.31%; the original terms to stated maturity ranged from 35 months to 363 months; the weighted average original term to stated maturity was 198.55 months; the remaining terms to stated maturity ranged from 11 months to 359 months; the weighted average remaining term to stated maturity was 182.74 months; and no more than 2.20% of the Group I Mortgage Loans are secured by Mortgaged Properties located in any one postal zip code area.

            Original Principal Balances of the Group I Mortgage Loans


                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Original Principal Balances                   Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
$     0.01     to      25,000.00                       316              $ 4,688,607.09              23.04%
 25,000.01     to      50,000.00                       329               11,441,685.15              56.22
 50,000.01     to      75,000.00                        19                1,133,093.71               5.57
 75,000.01     to     100,000.00                         5                  424,469.18               2.09
150,000.01     to     175,000.00                         1                  154,517.79               0.76
175,000.01     to     200,000.00                         1                  199,670.61               0.98
200,000.01     to     250,000.00                         3                  664,742.88               3.27
250,000.01     to     300,000.00                         3                  820,596.57               4.03
350,000.01     to     400,000.00                         1                  377,204.35               1.85
450,000.01     to     500,000.00                         1                  447,294.91               2.20
---------------------------------------------- ---------------------- --------------------- ----------------------
    Total...................................           679              $20,351,882.24             100.00%
============================================== ====================== ===================== ======================

                   Amortization for the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
            Amortization                               Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Fully Amortizing                                    372             $ 9,167,563.59               45.05%
    Partially Amortizing                                307              11,184,318.65               54.95
---------------------------------------------- ---------------------- --------------------- ----------------------
    Total.................................              679             $20,351,882.24              100.00%
============================================== ====================== ===================== ======================


                  Next Due Date for the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Next Due Date (month)                                  Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------

    April 1999                                          130                $3,683,761.53             18.10%
    May 1999                                            475                14,875,694.08             73.09
    June 1999                                            71                 1,756,804.18              8.63
    July  1999                                            2                    29,203.92              0.14
    August 1999                                           1                     6,418.53              0.03
---------------------------------------------- ---------------------- --------------------- ----------------------
    Total.................................              679               $20,351,882.24            100.00%
============================================== ====================== ===================== ======================

                           Current Principal Balances
                         for the Group I Mortgage Loans


                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Original Principal Balances                   Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
$      0.01    to     25,000.00                         333            $    5,048,429.86            24.81%
  25,000.01    to     50,000.00                         311                11,020,356.36            54.15
  50,000.01    to     75,000.00                          21                 1,258,949.00             6.19
  75,000.01    to    100,000.00                           4                   360,119.91             1.77
150,000.01     to    175,000.00                           1                   154,517.79             0.76
175,000.01     to    200,000.00                           1                   199,670.61             0.98
200,000.01     to    250,000.00                           3                   664,742.88             3.27
250,000.01     to    300,000.00                           3                   820,596.57             4.03
350,000.01     to    400,000.00                           1                   377,204.35             1.85
400,000.01     to    450,000.00                           1                   447,294.91             2.20
---------------------------------------------- --------------------- ---------------------- ---------------------
        Total.............................              679            $   20,351,882.24           100.00%
============================================== ===================== ====================== =====================

                  Lien Position for the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Lien Position                                          Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    First Lien                                          359              $13,691,123.90             67.27%
    Junior Lien                                         320                6,660,758.34             32.73
---------------------------------------------- ---------------------- --------------------- ----------------------
    Total.................................              679              $20,351,882.24            100.00%
============================================== ====================== ===================== ======================

               Occupancy Status for the Group I Mortgage Loans(1)

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Occupancy Status                                       Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Owner Occupied                                      653              $19,617,359.09              96.39%
    Non-Owner Occupied                                   26                  734,523.15               3.61
---------------------------------------------- ---------------------- --------------------- ----------------------
    Total...................................            679              $20,351,882.24             100.00%
============================================== ====================== ===================== ======================

(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

           Gross Mortgage Interest Rates of the Group I Mortgage Loans

    Range of Gross Mortgage          Number of Mortgage        Aggregate Unpaid        Percentage of Cut-Off Date
    Interest Rates                          Loans              Principal Balance       Aggregate Principal Balance
----------------------------------   -------------------        ------------------      ---------------------------
      7.751     to       8.000%               4                  $   135,415.25                    0.67%
      8.251     to       8.500                2                       54,979.75                    0.27
      8.501     to       8.750                6                      196,315.56                    0.96
      8.751     to       9.000               23                    1,177,775.68                    5.79
      9.001     to       9.250               12                      766,378.71                    3.77
      9.251     to       9.500               34                    1,419,208.41                    6.97
      9.501     to       9.750               22                      565,896.06                    2.78
      9.751     to      10.000               27                    1,011,974.32                    4.97
     10.001     to      10.250               16                      580,928.74                    2.85
     10.251     to      10.500               28                    1,592,098.72                    7.82
     10.501     to      10.750                6                      224,042.63                    1.10
     10.751     to      11.000               26                      862,695.38                    4.24
     11.001     to      11.250                7                      252,293.22                    1.24
     11.251     to      11.500               24                      708,301.95                    3.48
     11.501     to      11.750               11                      727,423.51                    3.57
     11.751     to      12.000               34                      978,702.90                    4.81
     12.001     to      12.250               10                      264,805.86                    1.30
     12.251     to      12.500               31                      822,760.34                    4.04
     12.501     to      12.750               13                      402,054.19                    1.98
     12.751     to      13.000               28                      793,013.62                    3.90
     13.001     to      13.250                7                      192,735.49                    0.95
     13.251     to      13.500               18                      499,671.30                    2.46
     13.501     to      13.750               13                      263,792.60                    1.30
     13.751     to      14.000               79                    1,523,023.40                    7.48
     14.001     to      14.250                8                      220,718.99                    1.08
     14.251     to      14.500               26                      478,433.52                    2.35
     14.501     to      14.750               23                      674,300.22                    3.31
     14.751     to      15.000               34                      627,424.30                    3.08
     15.001     to      15.250               19                      502,026.85                    2.47
     15.251     to      15.500               22                      568,670.62                    2.79
     15.501     to      15.750                7                      196,462.53                    0.97
     15.751     to      16.000               28                      418,406.70                    2.06
     16.001     to      16.250                4                      105,614.86                    0.52
     16.251     to      16.500                8                      204,681.60                    1.01
     16.501     to      16.750                4                       78,167.25                    0.38
     16.751     to      17.000                9                      150,203.72                    0.74
     17.251     to      17.500                2                       34,055.77                    0.17
     17.501     to      18.000                2                       21,180.22                    0.10
     18.001     to      18.500                2                       55,247.50                    0.27
----------------------------------   -------------------        ------------------      ---------------------------
      Total......................           679                  $20,351,882.24                  100.00%
===================================================================================================================


                Mortgage Rate Type for the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
 Mortgage Rate Type                                    Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Adjustable-Rate                                      24             $   513,802.63                2.52%
    Fixed-Rate                                          655              19,838,079.61               97.48
---------------------------------------------- ---------------------- --------------------- ----------------------
    Total.................................              679             $20,351,882.24              100.00%
============================================== ====================== ===================== ======================

                  Original Terms of the Group I Mortgage Loans


                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Original Terms (months)                       Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------

    25       to         36                                1             $     3,910.88              0.02%
    37       to         48                                2                  16,470.96              0.08
    49       to         60                                5                  37,984.98              0.19
    61       to         72                                8                 113,305.94              0.56
    73       to         84                               10                  61,284.47              0.30
    85       to         96                                9                 136,939.90              0.67
    97       to        108                                5                  54,719.17              0.27
   109       to        120                               60               1,119,698.98              5.50
   121       to        132                               22                 482,430.68              2.37
   133       to        144                                8                 187,467.10              0.92
   145       to        156                                7                 177,407.11              0.87
   157       to        168                                9                 127,653.97              0.63
   169       to        180                              296               9,854,703.34             48.42
   181       to        192                              110               3,481,916.58             17.11
   193       to        204                                1                  23,496.27              0.12
   217       to        228                                1                  18,085.05              0.09
   229       to        240                               49               1,533,192.35              7.53
   241       to        252                               15                 623,515.85              3.06
   253       to        264                                2                  49,640.27              0.24
   289       to        300                                3                 135,679.50              0.67
   301       to        312                                1                  31,909.19              0.16
   325       to        336                                1                  43,995.60              0.22
   349       to        360                               40               1,415,869.25              6.96
   361       to        372                               14                 620,604.85              3.05
---------------------------------------------- ---------------------- --------------------- ----------------------
   Total....................................            679             $20,351,882.24            100.00%
============================================== ====================== ===================== ======================

          Original Loan-to-Value Ratios for the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of Original                               Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Loan-To-Value Ratios                                   Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
       0.01   to     5.00%                                1             $       3,422.10             0.02%
       5.01   to    10.00                                13                   146,394.84             0.72
      10.01   to    15.00                                39                   527,378.86             2.59
      15.01   to    20.00                               110                 1,733,779.63             8.52
      20.01   to    25.00                                39                   784,742.45             3.86
      25.01   to    30.00                                31                   662,211.88             3.25
      30.01   to    35.00                                30                   868,869.53             4.27
      35.01   to    40.00                                24                   689,283.24             3.39
      40.01   to    45.00                                24                   698,272.60             3.43
      45.01   to    50.00                                29                   765,753.57             3.76
      50.01   to    55.00                                18                   480,259.77             2.36
      55.01   to    60.00                                22                   752,976.48             3.70
      60.01   to    65.00                                21                   585,931.14             2.88
      65.01   to    70.00                                35                 1,105,933.40             5.43
      70.01   to    75.00                                51                 1,785,650.36             8.77
      75.01   to    80.00                               132                 5,844,653.07            28.72
      80.01   to    85.00                                27                 1,568,308.27             7.71
      85.01   to    90.00                                18                 1,011,267.55             4.97
      90.01   to    95.00                                 8                   206,778.56             1.02
      95.01   to   100.00                                 2                    24,346.40             0.12
     100.01   to   105.00                                 2                    41,088.15             0.20
     120.01   to   125.00                                 2                    54,880.92             0.27
     130.01   to   135.00                                 1                     9,699.47             0.05
============================================== ====================== ===================== ======================
             Total..........................            679             $  20,351,882.24           100.00%
============================================== ====================== ===================== ======================

    Original Combined Loan-to-Value Ratios for the Group I Mortgage Loans(1)

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of Original Combined                      Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Loan-To-Value Ratios                                   Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
  10.01    to         15.00%                              2             $      16,086.00             0.08
  15.01    to         20.00                               1                    13,168.92             0.06
  20.01    to         25.00                               2                    25,290.19             0.12
  25.01    to         30.00                               5                    47,131.50             0.23
  30.01    to         35.00                               3                    62,455.84             0.31
  35.01    to         40.00                               4                    62,611.14             0.31
  40.01    to         45.00                               6                   142,779.43             0.70
  45.01    to         50.00                              12                   240,185.89             1.18
  50.01    to         55.00                               5                    85,256.08             0.42
  55.01    to         60.00                              19                   698,038.63             3.43
  60.01    to         65.00                              17                   433,019.80             2.13
  65.01    to         70.00                              32                   802,789.55             3.94
  70.01    to         75.00                              33                   964,355.65             4.74
  75.01    to         80.00                              82                 3,116,243.63            15.31
  80.01    to         85.00                              32                 1,193,931.77             5.87
  85.01    to         90.00                              47                 1,175,863.22             5.78
  90.01    to         95.00                              45                 1,201,692.62             5.90
  95.01    to        100.00                             217                 6,257,775.36            30.75
 100.01    to        105.00                              19                   864,983.59             4.25
 105.01    to        110.00                               9                   245,912.11             1.21
 110.01    to        115.00                              12                   328,893.80             1.62
 115.01    to        120.00                              12                   382,812.26             1.88
 120.01    to        125.00                              60                 1,935,016.95             9.51
 130.01    to        135.00                               1                     9,699.47             0.05
 140.01    to        145.00                               1                    38,596.08             0.19
 170.01    to        180.00                               1                     7,292.76             0.04
============================================== ====================== ===================== ======================
             Total..........................            679             $  20,351,882.24           100.00%
============================================== ====================== ===================== ======================

(1) There are 112 first lien loans where the combined loan-to-value ratios reflect a second lien loan which may or may not be included in the pool. No representation is made that there are not additional first lien loans on properties subject to junior liens in favor of persons other than the Originator.

              Geographic Distribution of the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
State                                                  Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
  Arizona                                                 1             $      38,365.22             0.19%
  Arkansas                                                3                   105,417.81             0.52
  Colorado                                                1                    15,375.56             0.08
  Florida                                                34                 1,260,903.96             6.20
  Georgia                                                32                   815,193.51             4.01
  Idaho                                                   1                    17,363.89             0.09
  Illinois                                               10                   267,372.19             1.31
  Indiana                                                 9                   191,407.52             0.94
  Iowa                                                    5                    98,007.70             0.48
  Kansas                                                 12                   288,339.22             1.42
  Kentucky                                               25                   366,410.67             1.80
  Louisiana                                              20                   874,729.42             4.30
  Maine                                                   1                     9,530.53             0.05
  Maryland                                                9                   471,081.40             2.31
  Massachusetts                                           2                    52,345.77             0.26
  Michigan                                               18                   435,124.58             2.14
  Minnesota                                               1                    31,114.82             0.15
  Mississippi                                            18                   467,224.79             2.30
  Missouri                                               15                   407,029.85             2.00
  Montana                                                 4                    92,460.99             0.45
  Nebraska                                                3                    68,021.23             0.33
  New Jersey                                              1                    24,726.57             0.12
  New Mexico                                              4                    79,912.68             0.39
  North Carolina                                         79                 2,845,758.56            13.98
  Ohio                                                    4                    83,630.15             0.41
  Oklahoma                                                2                    22,857.63             0.11
  Oregon                                                  2                    29,367.75             0.14
  Pennsylvania                                            8                   174,248.32             0.86
  South Carolina                                        276                 7,966,421.54            39.14
  Tennessee                                              21                   776,600.46             3.82
  Texas                                                  29                 1,042,733.58             5.12
  Utah                                                    1                    23,755.00             0.12
  Virginia                                               18                   678,322.92             3.33
  Washington                                              1                    27,784.97             0.14
  West Virginia                                           9                   202,941.48             1.00
--------------------------------------------    -------------------    ------------------    -------------------
             Total..........................            679             $  20,351,882.24           100.00%
============================================== ====================== ===================== ======================

                   Loan Purpose for the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Loan Purpose                                           Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
Bond For Title                                              10              $    216,917.07               1.07%
Purchase Money Mortgage (No Cash Out)                       60                 1,659,442.48               8.15
Purchase Money Mortgage (Cash Out)                          24                   771,731.08               3.79
Converted Construction to Permanent                          3                    39,656.17               0.19
Refinance of Terms (No Cash Out)                            51                 1,600,773.34               7.87
Refinance of Terms (Cash Out)                              175                 5,548,410.74              27.26
Debt Consolidation (No Cash Out)                            47                 1,794,360.33               8.82
Debt Consolidation (Cash Out)                              142                 3,418,533.80              16.80
Home Improvement (No Cash Out)                              48                 1,653,086.58               8.12
Home Improvement (Cash Out)                                 42                   936,919.25               4.60
Home Improvement w/Escrow(No Cash Out)                      10                   292,927.33               1.44
Home Improvement w/Escrow(Cash Out)                         10                   267,203.79               1.31
MultiPurpose Refinance (No Cash Out)                        19                   626,961.20               3.08
MultiPurpose Refinance (Cash Out)                           37                 1,486,093.24               7.30
Lease Purchase (No Cash Out)                                 1                    38,865.84               0.19
------------------------------------------------- ---------------------- --------------------- ----------------------
    Total..................................                679              $ 20,351,882.24             100.00%
================================================= ====================== ===================== ======================

                  Property Type for the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Property Type                                          Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
Investor Rental Property                                   22               $     690,774.53             3.39%
Mobile/Manufactured Homes                                 132                   4,089,848.41            20.10
Mobile/Manufactured over 5 Acres                            3                      54,467.30             0.27
Primary Financing Only(1)                                  84                   2,016,893.09             9.91
Raw Land                                                    1                       7,487.86             0.04
Residential Property                                      435                  13,459,507.38            66.13
Residential Property over 5 Acres                           2                      32,903.67             0.16
------------------------------------------------- ---------------------- --------------------- ----------------------
    Total..................................               679               $  20,351,882.24           100.00%
================================================= ====================== ===================== ======================

(1)Equivalent to Single Family Residences

                Origination Method for the Group I Mortgage Loans


                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Origination Method                                     Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
Retail                                                    286                $  8,443,570.58            41.49%
Wholesale                                                 393                  11,908,311.66            58.51
------------------------------------------------- ---------------------- --------------------- ----------------------
    Total..................................               679               $  20,351,882.24           100.00%
================================================= ====================== ===================== ======================

                Risk Categories for the Group I Mortgage Loans(1)

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Risk Categories                                        Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
AA                                                       68              $    2,755,932.83          13.54%
A                                                       175                   4,149,525.05          20.39
A-                                                      186                   6,568,586.37          32.28
B                                                       109                   3,010,921.01          14.79
C                                                       121                   3,319,569.08          16.31
D                                                        20                     547,347.90           2.69
---------------------------------------------- ---------------------- --------------------- ----------------------
    Total..................................             679              $   20,351,882.24         100.00%
============================================== ====================== ===================== ======================

(1) Per the Originator's Underwriting Guidelines. See "Underwriting Standards; Representations" herein.

       Remaining Months To Stated Maturity for the Group I Mortgage Loans


                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Remaining Terms (months)                      Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
     1       to        12                                 1             $       1,403.06             0.01%
    13       to        24                                 6                    24,072.48             0.12
    25       to        36                                10                    58,842.93             0.29
    37       to        48                                 8                    68,779.26             0.34
    49       to        60                                 8                    91,845.33             0.45
    61       to        72                                15                   223,871.05             1.10
    73       to        84                                 8                    92,322.11             0.45
    85       to        96                                16                   324,978.83             1.60
    97       to       108                                37                   853,237.12             4.19
   109       to       120                                33                   614,056.76             3.02
   121       to       132                                 5                   106,640.56             0.52
   133       to       144                                18                   545,302.43             2.68
   145       to       156                                37                 1,225,870.82             6.02
   157       to       168                               154                 5,395,566.40            26.51
   169       to       180                               201                 6,343,033.07            31.17
   181       to       192                                 7                   216,021.96             1.06
   193       to       204                                 2                    39,050.75             0.19
   205       to       216                                 4                   107,250.24             0.53
   217       to       228                                22                   826,669.96             4.06
   229       to       240                                28                   945,008.73             4.64
   277       to       288                                 4                   117,858.32             0.58
   289       to       300                                 2                   103,062.82             0.51
   301       to       312                                 4                   140,319.77             0.69
   313       to       324                                 3                   113,552.23             0.56
   325       to       336                                 7                   279,114.87             1.37
   337       to       348                                12                   421,450.55             2.07
   349       to       360                                27                 1,072,699.83             5.27
---------------------------------------------- ---------------------- --------------------- ----------------------
    Total..................................             679             $  20,351,882.24           100.00%
============================================== ====================== ===================== ======================

                        Age of the Group I Mortgage Loans

                                                                                                   Percentage of
                                                                                                    Cut-Off Date
                                                Number of Mortgage          Aggregate Unpaid     Aggregate Principal
Range of Ages (months)                                 Loans               Principal Balance           Balance
--------------------------------------------    -------------------        ------------------    -------------------
     1        to     12                                    345             $   10,595,744.76            52.06%
    13        to     24                                    204                  6,615,091.37            32.50
    25        to     36                                     49                  1,667,244.88             8.19
    37        to     48                                     23                    539,444.68             2.65
    49        to     60                                     18                    371,431.65             1.83
    61        to     72                                      9                    133,520.50             0.66
    73        to     84                                     19                    275,478.23             1.35
    85        to     96                                     12                    153,926.17             0.76
------------------------------------------------- ---------------------- --------------------- ----------------------
        Total..............................                679             $   20,351,882.24           100.00%
================================================= ====================== ===================== ======================

              Debt-to-Income Ratios for the Group I Mortgage Loans

                                                                                                   Percentage of
                                                                                                    Cut-Off Date
                                                Number of Mortgage          Aggregate Unpaid     Aggregate Principal
Range of Original Debt-to-Income Ratio                 Loans               Principal Balance           Balance
--------------------------------------------    -------------------        ------------------    -------------------
    5.01      to        10.00%                              5               $    132,231.36              0.65%
   10.01      to        15.00                              23                    535,432.92              2.63
   15.01      to        20.00                              43                    992,288.26              4.88
   20.01      to        25.00                              52                  1,395,479.15              6.86
   25.01      to        30.00                              73                  1,838,075.45              9.03
   30.01      to        35.00                              92                  3,025,750.72             14.87
   35.01      to        40.00                              94                  2,702,566.35             13.28
   40.01      to        45.00                             152                  4,491,876.96             22.07
   45.01      to        50.00                             116                  4,517,640.53             22.20
   50.01      to        55.00                              21                    546,343.63              2.68
   55.01      to        60.00                               3                     73,261.15              0.36
   60.01      to        65.00                               1                     22,573.32              0.11
   65.01      to        70.00                               2                     36,270.32              0.18
   70.01      to        75.00                               1                     19,256.00              0.09
   85.01      to        90.00                               1                     22,836.12              0.11
------------------------------------------------- ---------------------- --------------------- ----------------------
    Total...........................                      679               $ 20,351,882.24            100.00%
================================================= ====================== ===================== ======================

            Income Documentation Level for the Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Income Documentation                            Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Level                                                  Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
Full Documentation                                      662             $   19,577,475.29             96.19%
Stated Documentation                                     10                    504,712.69              2.48
Lite Documentation                                        7                    269,694.26              1.33
----------------------------------------------------------------------------------------------------------------
    Total......................                         679             $   20,351,882.24            100.00%
================================================================================================================


          Gross Margins for the Group I Adjustable-Rate Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Gross Margins                                 Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
     3.001     to    4.000%                               2              $     21,369.67               4.16%
     4.001     to    5.000                                6                   150,334.46              29.26
     5.001     to    6.000                                4                   109,502.00              21.31
     6.001     to    7.000                                5                   350,113.33              25.36
     7.001     to    8.000                                7                   102,288.81              19.91
------------------------------------------------- ---------------------- --------------------- ------------------
    Total..................................              24              $    513,802.63             100.00%
================================================= ====================== ===================== ==================

             Life Cap for the Group I Adjustable-Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                    Cut-Off Date
                                                  Number of Mortgage        Aggregate Unpaid     Aggregate Principal
Range of Gross Life Caps                                 Loans             Principal Balance           Balance
------------------------------------------------- ---------------------    ------------------    -------------------
    17.001   to       17.500%                                16            $      350,113.33             68.14%
    17.501   to       18.000                                  8                   163,689.30             31.86
------------------------------------------------- ---------------------- --------------------- ----------------------

      Total................................                  24            $      513,802.63           100.00%
================================================= ====================== ===================== ======================

            Life Floor for the Group I Adjustable-Rate Mortgage Loans

                                                                                                     Percentage of
                                                                                                      Cut-Off Date
                                                Number of Mortgage            Aggregate Unpaid    Aggregate Principal
Range of Gross Life Floors                             Loans                 Principal Balance          Balance
--------------------------------------------    -------------------        --------------------  ---------------------
   10.001    to       10.500%                               1                $     8,547.15              1.66%
   10.501    to       11.000                                5                     89,377.98             17.40
   11.001    to       11.500                                3                     39,391.74              7.67
   11.501    to       12.000                                9                    225,668.69             43.92
   12.001    to       12.500                                4                    111,488.28             21.70
   13.001    to       13.500                                1                      4,332.45              0.84
   13.501    to       14.000                                1                     34,996.34              6.81
------------------------------------------------- ---------------------- --------------------- ----------------------
    Total..................................                24                $   513,802.63            100.00%
================================================= ====================== ===================== ======================

  Interest Adjustment Frequency for the Group I Adjustable-Rate Mortgage Loans

                                                                                                     Percentage of
                                                                                                      Cut-Off Date
                                                  Number of Mortgage          Aggregate Unpaid     Aggregate Principal
Interest Adjustment Frequency                          Loans                 Principal Balance           Balance
------------------------------------------------  ----------------------     ------------------    -------------------
  1  Month                                                  2                $    35,999.25                7.01%
 36   Months                                               22                    477,803.38               92.99
------------------------------------------------- ----------------------   ---------------------   ----------------------
    Total..................................                24                $   513,802.63              100.00%
================================================= ======================   =====================   ======================

       Next Adjustment Date for the Group I Adjustable-Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                    Cut-Off Date
                                                  Number of Mortgage         Aggregate Unpaid     Aggregate Principal
Next Adjustment Date                                     Loans              Principal Balance           Balance
--------------------------------------------      -------------------       ------------------    -------------------
    May 1999                                                2               $     35,999.25              7.01%
    November 1999                                           1                     16,855.95              3.28
    December 1999                                           1                      8,547.15              1.66
    May 2000                                                2                     69,655.51             13.56
    August 2000                                             1                      2,528.11              0.49
    September 2000                                          1                      6,179.22              1.20
    October  2000                                           1                      8,322.18              1.62
    November 2000                                           3                     75,646.17             14.72
    December 2000                                           3                     64,400.40             12.53
    January 2001                                            5                    135,367.59             26.35
    July 2001                                               1                     29,355.91              5.71
    August 2001                                             1                     23,976.54              4.67
    October 2001                                            1                     13,324.48              2.59
    January 2002                                            1                     23,644.17              4.60
------------------------------------------------- ---------------------- --------------------- ----------------------
         Total................................             24               $    513,802.63            100.00%
================================================= ====================== ===================== ======================

                              Periodic Interest Cap
                 for the Group I Adjustable-Rate Mortgage Loans

                                Number of Mortgage       Aggregate Unpaid            Percentage of Cut-Off Date
 Periodic Cap                          Loans             Principal Balance          Aggregate Principal Balance
-----------------------------   -------------------      -----------------         -----------------------------
    2.000%                              23                $    501,628.20                        97.63%
    7.000                                1                      12,174.43                         2.37
------------------------------- -------------------- -------------------------- -------------------------------------
     Total..................            24                $    513,802.63                       100.00%
=============================== ==================== ========================== =====================================

Group II Mortgage Loans

     There are 594 Group II Mortgage Loans secured by Mortgaged Properties located in 34 states and the District of Columbia. With respect to the Group II Mortgage Loans as of the Cut-off Date: the aggregate Stated Principal Balance (as defined herein) was $39,277,999.04; the Stated Principal Balances ranged from $14,406.87 to $206,250.00; the average Stated Principal Balance was $66,124.58; the Mortgage Rates ranged from 6.100% to 18.990%; 16.21% of the Group II Mortgage Loans had combined loan-to-value ratios in excess of 100%; the weighted average Mortgage Rate was 10.649%; 92.80% of the Group II Mortgage Loans are secured by first lien mortgages; 7.20% of the Group II Mortgage Loans are secured by junior lien mortgages; 96.00% of the aggregate Stated Principal Balances of the Group II Mortgage Loans were secured by mortgages on owner-occupied properties; 43.62% of the aggregate Stated Principal Balances of the Group II Mortgage Loans were fully amortizing; 56.38% of the aggregate Stated Principal Balances of the Group II Mortgage Loans were Balloon Loans; the original loan-to-value ratios ranged from 11.80% to 138.18%, the weighted average original loan-to-value ratio was 77.38%; the weighted average original combined loan-to-value ratio was 93.40%; the original terms to stated maturity ranged from 60 months to 370 months; the weighted average original term to stated maturity was approximately 237.14 months; the remaining terms to stated maturity ranged from 33 months to 359 months; the weighted average remaining term to stated maturity was approximately 222.89 months; no more than 2.05% of the Group II Mortgage Loans are secured by Mortgaged Properties located in any one postal zip code area; 100.00% of the Group II adjustable-rate Mortgage Loans had an interest adjustment frequency of 36 months; and 100.00% of the Group II adjustable-rate Mortgage Loans had a periodic interest cap of 2.000%.

           Original Principal Balances of the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Original Principal Balances                   Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
  $ 25,000.01     to      50,000.00                     133             $   6,151,498.82            15.66%
    50,000.01     to      75,000.00                     333                19,701,154.19            50.16
    75,000.01     to     100,000.00                      71                 6,099,107.89            15.53
   100,000.01     to     150,000.00                      47                 5,596,429.35            14.25
   150,000.01     to     175,000.00                       6                   955,180.54             2.43
   175,000.01     to     200,000.00                       3                   568,378.25             1.45
   200,000.01     to     250,000.00                       1                   206,250.00             0.53
---------------------------------------------- ---------------------- --------------------- ----------------------
         Total.............................             594             $  39,277,999.04           100.00%
============================================== ====================== ===================== ======================

                  Amortization for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Amortization                                           Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Fully Amortizing                                    263             $    17,132,018.33          43.62%
    Partially Amortizing                                331                  22,145,980.71          56.38
---------------------------------------------- ---------------------- --------------------- ----------------------
        Total.............................              594             $    39,277,999.04         100.00%
============================================== ====================== ===================== ======================

                  Next Due Date for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Next Due Date (month)                                  Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    April 1999                                          123             $   7,914,458.17            20.15%
    May 1999                                            415                27,815,553.83            70.82
    June 1999                                            55                 3,409,757.91             8.68
    July  1999                                            1                   138,229.13             0.35
---------------------------------------------- ---------------------- --------------------- ----------------------
        Total.............................              594             $  39,277,999.04           100.00%
============================================== ====================== ===================== ======================

                       Current Principal Balances for the
                 Group II Mortgage Loans as of the Cut-Off Date

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Current Principal Balances                    Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
  $      0.01    to       25,000.00                       1             $      14,406.87              0.04%
    25,000.01    to       50,000.00                     146                 6,786,865.73             17.28
    50,000.01    to       75,000.00                     318                18,959,936.47             48.27
    75,000.01    to      100,000.00                      75                 6,451,348.56             16.42
   100,000.01    to      150,000.00                      44                 5,335,632.62             13.58
   150,000.01    to      175,000.00                       6                   955,180.54              2.43
   175,000.01    to      200,000.00                       3                   568,378.25              1.45
   200,000.01    to      250,000.00                       1                   206,250.00              0.53
---------------------------------------------- ---------------------- --------------------- ----------------------
        Total.............................              594             $  39,277,999.04            100.00%
============================================== ====================== ===================== ======================

                  Lien Position for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Lien Position                                          Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    First Lien                                          541            $   36,451,466.47            92.80%
    Junior Lien                                          53                 2,826,532.57             7.20
---------------------------------------------- ----------------------  -----------------    ----------------------
       Total..............................              594            $   39,277,999.04           100.00%
============================================== ======================  =================    ======================

               Occupancy Status for the Group II Mortgage Loans(1)

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Occupancy Status                                       Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Owner Occupied                                      576             $    37,708,761.92          96.00%
    Non-Owner Occupied                                   18                   1,569,237.12           4.00
---------------------------------------------- ---------------------- --------------------  ----------------------
       Total................................            594             $    39,277,999.04         100.00%
============================================== ====================== ====================  ======================

(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

          Gross Mortgage Interest Rates of the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of Gross                                  Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Mortgage Interest Rates                                Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
      6.001   to   6.500%                                1               $       65,903.63           0.17%
      8.251   to   8.500                                 3                      289,735.30           0.74
      8.501   to   8.750                                26                    1,617,073.45           4.12
      8.751   to   9.000                                46                    3,201,108.39           8.15
      9.001   to   9.250                                37                    2,372,687.09           6.04
      9.251   to   9.500                                78                    4,796,934.11          12.21
      9.501   to   9.750                                38                    2,607,982.07           6.64
      9.751   to  10.000                                67                    4,583,518.58          11.67
     10.001   to  10.250                                28                    1,933,570.93           4.92
     10.251   to  10.500                                33                    2,182,474.11           5.56
     10.501   to  10.750                                19                    1,313,776.33           3.34
     10.751   to  11.000                                36                    2,463,709.05           6.27
     11.001   to  11.250                                15                    1,143,102.51           2.91
     11.251   to  11.500                                23                    1,538,787.94           3.92
     11.501   to  11.750                                11                      653,806.92           1.66
     11.751   to  12.000                                29                    2,057,018.53           5.24
     12.001   to  12.250                                 8                      639,099.30           1.63
     12.251   to  12.500                                15                    1,200,843.97           3.06
     12.501   to  12.750                                 4                      315,123.08           0.80
     12.751   to  13.000                                11                      694,101.98           1.77
     13.001   to  13.250                                 3                      290,478.19           0.74
     13.251   to  13.500                                 4                      238,176.94           0.61
     13.751   to  14.000                                 8                      477,067.83           1.21
     14.001   to  14.250                                 3                      144,033.62           0.37
     14.251   to  14.500                                 3                      151,961.58           0.39
     14.501   to  14.750                                 8                      402,300.71           1.02
     14.751   to  15.000                                 6                      313,968.90           0.80
     15.001   to  15.250                                 7                      349,548.24           0.89
     15.251   to  15.500                                 8                      455,726.63           1.16
     15.501   to  15.750                                 4                      208,176.01           0.53
     15.751   to  16.000                                 7                      325,871.77           0.83
     16.001   to  16.250                                 2                       89,588.50           0.23
     16.251   to  16.500                                 1                       60,686.67           0.15
     16.751   to  17.000                                 1                       48,508.04           0.12
     18.501   to  19.000                                 1                       51,548.14           0.13
---------------------------------------------- ---------------------- --------------------- ----------------------
         Total..............................           594               $   39,277,999.04         100.00%
============================================== ====================== ===================== ======================

               Mortgage Rate Type for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Mortgage Rate Type                                     Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Adjustable-Rate                                      18             $     1,371,685.42           3.49%
    Fixed-Rate                                          576                  37,906,313.62          96.51
---------------------------------------------- ---------------------- --------------------- ----------------------
        Total.............................              594             $    39,277,999.04         100.00%
============================================== ====================== ===================== ======================


                  Original Term for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of                                        Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Original Terms                                         Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
      49   to     60                                      2              $      124,030.08           0.32%
      73   to     84                                      1                      62,305.77           0.16
      97   to    108                                      1                      34,021.66           0.09
     109   to    120                                      7                     343,727.66           0.88
     121   to    132                                      8                     480,798.15           1.22
     133   to    144                                      3                     128,032.35           0.33
     145   to    156                                      2                      96,422.28           0.25
     157   to    168                                      2                     113,029.22           0.29
     169   to    180                                    240                  15,341,200.39          39.06
     181   to    192                                     85                   5,485,161.43          13.96
     217   to    228                                      1                     135,114.70           0.34
     229   to    240                                     72                   4,273,971.97          10.88
     241   to    252                                     20                   1,496,344.10           3.81
     277   to    288                                      1                     103,143.85           0.26
     289   to    300                                      5                     326,989.97           0.83
     301   to    312                                      2                     204,650.00           0.52
     349   to    360                                    130                   9,687,565.03          24.66
     361   to    372                                     12                     841,490.43           2.14
---------------------------------------------- ---------------------- --------------------- ----------------------
       Total................................            594              $   39,277,999.04         100.00%
============================================== ====================== ===================== ======================

          Original Loan-to-Value Ratios for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of Original                               Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Loan-to-Value Ratios                                   Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
      10.01     to     15.00%                             1             $        86,611.60              0.22%
      25.01     to     30.00                              1                      44,383.18              0.11
      30.01     to     35.00                              7                     312,725.96              0.80
      35.01     to     40.00                              9                     476,613.43              1.21
      40.01     to     45.00                             10                     518,831.83              1.32
      45.01     to     50.00                             17                     964,769.94              2.46
      50.01     to     55.00                             13                     725,914.98              1.85
      55.01     to     60.00                              9                     534,390.86              1.36
      60.01     to     65.00                             12                     859,859.02              2.19
      65.01     to     70.00                             26                   1,824,659.53              4.65
      70.01     to     75.00                             73                   4,773,271.81             12.15
      75.01     to     80.00                            288                  19,013,257.29             48.41
      80.01     to     85.00                             56                   3,696,080.30              9.41
      85.01     to     90.00                             45                   3,432,742.22              8.74
      90.01     to     95.00                             10                     646,512.07              1.65
      95.01     to    100.00                              9                     750,581.59              1.91
     100.01     to    105.00                              1                      41,654.55              0.11
     110.01     to    115.00                              1                      43,868.38              0.11
     115.01     to    120.00                              1                      63,422.79              0.16
     120.01     to    125.00                              1                     138,229.13              0.35
     125.01     to    130.00                              3                     277,055.69              0.71
     135.01     to    140.00                              1                      52,562.89              0.13
---------------------------------------------- ---------------------- --------------------- ----------------------
       Total................................            594             $    39,277,999.04            100.00%
============================================== ====================== ===================== ======================

    Original Combined Loan-to-Value Ratios for the Group II Mortgage Loans(1)

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of Original Combined                      Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Loan-to-Value Ratios                                   Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
      10.01      to    15.00%                              1            $      86,611.60             0.22%
      30.01     to     35.00                               1                   14,406.87             0.04
      35.01     to     40.00                               1                   87,669.98             0.22
      45.01     to     50.00                               4                  326,503.97             0.83
      50.01     to     55.00                               3                  188,866.92             0.48
      55.01     to     60.00                               3                  170,269.62             0.43
      60.01     to     65.00                               9                  620,157.41             1.58
      65.01     to     70.00                              17                1,422,209.02             3.62
      70.01     to     75.00                              34                2,231,081.98             5.68
      75.01     to     80.00                              82                5,602,741.17            14.26
      80.01     to     85.00                              41                2,672,857.23             6.80
      85.01     to     90.00                              49                3,558,681.30             9.06
      90.01     to     95.00                              36                2,534,480.64             6.45
      95.01     to    100.00                             212               13,394,483.12            34.10
     100.01     to    105.00                               7                  420,934.15             1.07
     105.01     to    110.00                               6                  345,139.96             0.88
     110.01     to    115.00                               3                  163,929.80             0.42
     115.01     to    120.00                              15                1,034,985.79             2.64
     120.01     to    125.00                              62                3,783,781.62             9.63
     125.01     to    130.00                               5                  389,545.53             0.99
     135.01     to    140.00                               2                  175,605.21             0.45
     140.01     to    145.00                               1                   53,056.15             0.14
---------------------------------------------- ---------------------- --------------------- ---------------------
       Total...............................              594            $  39,277,999.04           100.00%
============================================== ====================== ===================== ======================

(1) There are 292 first lien loans where the combined loan-to-value ratio reflects a second lien loan which may or may not be included in the pool. No representation is made that there are not additional first lien loans on properties subject to junior liens in favor of persons other than the Originator.

             Geographic Distribution of the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
State                                                  Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Arkansas                                             1              $     48,644.01              0.12%
    Colorado                                             3                   200,131.91              0.51
    Delaware                                             1                    78,066.49              0.20
    District of Columbia                                 1                   128,884.65              0.33
    Florida                                             18                 1,295,355.66              3.30
    Georgia                                             12                   809,673.47              2.06
    Idaho                                                1                    45,000.00              0.11
    Illinois                                             9                   675,320.19              1.72
    Indiana                                             11                   635,490.08              1.62
    Iowa                                                 5                   254,938.07              0.65
    Kansas                                               5                   328,793.51              0.84
    Kentucky                                             1                   129,275.25              0.33
    Louisiana                                           11                   722,147.12              1.84
    Maine                                                1                    47,128.16              0.12
    Maryland                                             3                   222,675.05              0.57
    Michigan                                            11                   741,213.58              1.89
    Mississippi                                         10                   645,174.33              1.64
    Missouri                                             7                   511,853.08              1.30
    Montana                                              1                    46,048.86              0.12
    Nebraska                                             1                    53,024.43              0.13
    New Hampshire                                        1                   108,729.93              0.28
    New Jersey                                           1                   206,250.00              0.53
    New Mexico                                           3                   253,766.62              0.65
    North Carolina                                      41                 3,085,404.23              7.86
    Ohio                                                 3                   150,278.04              0.38
    Oklahoma                                             4                   192,182.37              0.49
    Pennsylvania                                         8                   535,540.42              1.36
    South Carolina                                     362                23,678,244.24             60.28
    South Dakota                                         1                    56,052.49              0.14
    Tennessee                                           17                 1,135,895.49              2.89
    Texas                                               16                   918,893.54              2.34
    Virginia                                            14                   799,074.12              2.03
    Washington                                           1                    47,319.14              0.12
    West Virginia                                        8                   433,657.18              1.10
    Wyoming                                              1                    57,873.33              0.15
---------------------------------------------- ---------------------- --------------------- ----------------------
       Total...............................            594              $ 39,277,999.04            100.00%
============================================== ====================== ===================== ======================

                  Loan Purpose for the Group II Mortgage Loans

                                                                                                     Percentage of
                                                                                                     Cut-Off Date
                                                     Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Loan Purpose                                                Loans           Principal Balance           Balance
--------------------------------------------         -------------------    ------------------    -------------------
    Bond for Title                                               2            $      96,934.16           0.25%
    Purchase Money Mortgage (No Cash Out)                       55                3,823,899.49           9.74
    Purchase Money Mortgage (Cash Out)                          19                1,377,407.42           3.51
    Converted Construction to Permanent                         21                1,911,230.33           4.87
    Refinance of Terms (No Cash Out)                            94                6,022,576.67          15.33
    Refinance of Terms (Cash Out)                              154               10,719,280.90          27.29
    Debt Consolidation (No Cash Out)                            47                2,940,095.65           7.49
    Debt Consolidation (Cash Out)                               71                4,142,165.98          10.55
    Home Improvement (No Cash Out)                              50                2,719,502.32           6.92
    Home Improvement (Cash Out)                                 19                1,225,747.09           3.12
    Home Improvement w/Escrow (No Cash Out)                      9                  587,486.73           1.50
    Home Improvement w/Escrow (Cash Out)                         6                  582,205.43           1.48
    MultiPurpose Refinance (No Cash Out)                        17                1,046,215.94           2.66
    Multi Purpose Refinance (Cash Out)                          26                1,838,194.75           4.68
    Lease Purchase (No Cash Out)                                 2                  134,797.93           0.34
    Lease Purchase (Cash Out)                                    1                   51,435.99           0.13
    Purchase w/Escrow (No Cash Out)                              1                   58,822.26           0.15
---------------------------------------------------- --------------------- -------------------   --------------------
       Total..................................                 594            $  39,277,999.04         100.00%
==================================================== ===================== ===================   ====================

                  Property Type for the Group II Mortgage Loans

                                                                                                   Percentage of
                                                                                                    Cut-Off Date
                                                Number of Mortgage          Aggregate Unpaid     Aggregate Principal
Property Type                                          Loans               Principal Balance           Balance
--------------------------------------------    -------------------        -----------------     -------------------
    Investor Rental Property                               13              $   1,222,322.58              3.11%
    Mobile/Manufactured Homes                             155                  8,951,920.74             22.79
    Mobile/Manufactured over 5 Acres                       18                  1,118,525.06              2.85
    Primary Financing Only(1)                              29                  1,508,224.63              3.84
    Residential Property                                  373                 25,862,484.37             65.84
    Residential Property over 5 Acres                       6                    614,521.66              1.56
------------------------------------------------- ----------------------   ----------------    ----------------------
       Total................................              594              $  39,277,999.04            100.00%
================================================= ======================   ================    ======================

(1)  Equivalent to Single Family Residences

               Origination Method for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Origination Method                                     Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Retail                                                  195            $  12,196,905.28             31.05%
    Wholesale                                               399               27,081,093.76             68.95
------------------------------------------------- ---------------------- --------------------- ----------------------
        Total..............................                 594            $  39,277,999.04            100.00%
================================================= ====================== ===================== ======================

               Risk Categories for the Group II Mortgage Loans(1)

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Risk Categories                                        Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    AA                                                   147            $    10,003,732.90          25.47%
    A                                                     59                  3,287,102.03           8.37
    A-                                                   222                 14,889,101.89          37.91
    B                                                     82                  5,669,167.15          14.43
    C                                                     75                  4,954,853.14          12.61
    D                                                      9                    474,041.93           1.21
---------------------------------------------- ---------------------- --------------------- ----------------------
       Total..............................               594            $    39,277,999.04         100.00%
============================================== ====================== ===================== ======================

(1) Per the Originator's Underwriting Guidelines. See "Underwriting Standards; Representations" herein.

                   Remaining Months To Stated Maturity for the
                             Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of                                        Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Remaining Terms (months)                               Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
      25   to     36                                       1            $      65,026.81             0.17%
      49   to     60                                       1                   59,003.27             0.15
      73   to     84                                       2                   96,327.43             0.25
      85   to     96                                       3                  118,773.43             0.30
      97   to    108                                       4                  227,577.27             0.58
     109   to    120                                       9                  485,648.67             1.24
     121   to    132                                       8                  483,271.51             1.23
     133   to    144                                      10                  578,077.91             1.47
     145   to    156                                      24                1,256,717.95             3.20
     157   to    168                                     117                7,157,087.71            18.22
     169   to    180                                     173               11,731,287.91            29.87
     181   to    192                                       1                   65,062.19             0.17
     193   to    204                                       2                  195,900.12             0.50
     205   to    216                                      12                  781,486.83             1.99
     217   to    228                                      21                1,129,504.88             2.88
     229   to    240                                      57                3,786,549.72             9.64
     265   to    276                                       4                  294,867.99             0.75
     277   to    288                                       1                  138,229.13             0.35
     289   to    300                                       7                  495,622.21             1.26
     301   to    312                                      11                  893,918.76             2.28
     313   to    324                                       9                  736,983.45             1.88
     325   to    336                                       7                  431,265.14             1.10
     337   to    348                                      34                2,309,432.99             5.88
     349   to    360                                      76                5,760,375.76            14.67
---------------------------------------------- ---------------------- --------------------- ----------------------
       Total..............................               594            $  39,277,999.04           100.00%
============================================== ====================== ===================== ======================

                   Age of Loan for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Ages (months)                                 Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
      0                                                       1             $    120,150.00              0.31%
      1   to    12                                          339               23,482,124.09             59.78
     13   to    24                                          168               10,032,790.70             25.54
     25   to    36                                           41                2,425,849.52              6.18
     37   to    48                                           21                1,397,219.65              3.56
     49   to    60                                           16                1,180,685.36              3.01
     61   to    72                                            5                  340,822.71              0.87
     73   to    84                                            2                  204,132.76              0.52
     85   to    96                                            1                   94,224.25              0.24
------------------------------------------------- ---------------------- --------------------- ----------------------
       Total...............................                 594            $  39,277,999.04            100.00%
================================================= ====================== ===================== ======================

              Debt-to-Income Ratios for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of                                        Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Original Debt-to-Income Ratios                         Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
     10.01     to   15.00%                                    2             $     111,567.79           0.28%
     15.01     to   20.00                                    16                 1,031,631.49           2.63
     20.01     to   25.00                                    33                 2,134,509.24           5.43
     25.01     to   30.00                                    54                 3,278,860.16           8.35
     30.01     to   35.00                                    75                 4,738,808.58          12.06
     35.01     to   40.00                                   109                 6,993,775.16          17.81
     40.01     to   45.00                                   161                10,541,656.92          26.84
     45.01     to   50.00                                   118                 8,505,930.96          21.66
     50.01     to   55.00                                    20                 1,591,744.62           4.05
     60.01     to   65.00                                     3                   162,305.09           0.41
     65.01     to   70.00                                     2                    98,323.40           0.25
     90.01     to   95.00                                     1                    88,885.63           0.23
------------------------------------------------- ---------------------- --------------------- ----------------------
       Total...................................             594             $  39,277,999.04         100.00%
================================================= ====================== ===================== ======================

           Income Documentation Level for the Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Income Documentation Level                             Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    Full Documentation                                     584            $    38,224,194.17            97.32%
    Stated Documentation                                     5                    455,463.04             1.16
    Lite Documentation                                       5                    598,341.83             1.52
------------------------------------------------ ---------------------- ---------------------- ----------------------
       Total.................................              594            $    39,277,999.04           100.00%
================================================ ====================== ====================== ======================

          Gross Margin for the Group II Adjustable-Rate Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of                                        Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Gross Margins                                          Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
     0.01     to   1.00%                                      1            $     65,903.63             4.80%
     3.01     to   4.00                                       2                 119,923.95             8.74
     4.01     to   5.00                                       1                  75,814.62             5.53
     5.01     to   6.00                                       4                 350,084.42            25.52
     6.01     to   7.00                                       6                 387,217.75            28.23
     7.01     to   8.00                                       2                 232,453.38            16.95
     8.01     to   9.00                                       2                 140,287.67            10.23
------------------------------------------------- ---------------------- --------------------- ----------------------
       Total..................................               18            $  1,371,685.42           100.00%
================================================= ====================== ===================== ======================

                             Life Cap for the Group II Adjustable-Rate Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of                                        Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Gross Life Caps                                        Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
      9.501    to   10.000%                               1            $        65,903.63             4.80%
     17.001    to   17.500                               14                    984,442.78            71.77
     17.501    to   18.000                                3                    321,339.01            23.43
------------------------------------------------- ----------------     -------------------  ----------------------
       Total...............................              18            $     1,371,685.42          100.00%
================================================= ================     ===================  ======================

                            Life Floors for the Group II Adjustable-Rate Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Range of Gross Life Floors                             Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
      0.501    to    1.000%                               1             $      65,903.63              4.80%
     10.001    to   10.500                                1                    51,859.07              3.78
     10.501    to   11.000                                3                   306,835.33             22.37
     11.001    to   11.500                                2                   112,868.55              8.23
     11.501    to   12.000                                6                   508,467.60             37.07
     12.001    to   12.500                                1                    75,304.49              5.49
     12.501    to   13.000                                2                   105,746.24              7.71
     13.001    to   13.500                                2                   144,700.51             10.55
------------------------------------------------- ------------------ --------------------- ----------------------
       Total...............................              18             $   1,371,685.42            100.00%
================================================= ================== ===================== ======================

      Next Adjustment Date for the Group II Adjustable-Rate Mortgage Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
Range of                                        Number of Mortgage      Aggregate Unpaid     Aggregate Principal
Gross Life Caps                                        Loans           Principal Balance           Balance
--------------------------------------------    -------------------    ------------------    -------------------
    August  1999                                          1            $      51,859.07              3.78%
    April  2000                                           1                   59,440.64              4.33
    May  2000                                             1                  186,911.38             13.63
    July  2000                                            1                   75,304.49              5.49
    August  2000                                          2                  110,153.12              8.03
    September  2000                                       3                  158,482.79             11.55
    October  2000                                         1                   43,868.38              3.20
    November  2000                                        3                  204,433.08             14.90
    December  2000                                        1                   93,989.83              6.85
    February  2001                                        1                   94,224.25              6.87
    April  2001                                           1                   65,903.63              4.80
    March  2002                                           1                  138,229.13             10.08
    April  2002                                           1                   88,885.63              6.48
------------------------------------------------- ------------------ --------------------- ----------------------
       Total...................................          18             $  1,371,685.42            100.00%
================================================= ================== ===================== ======================

Underwriting Standards; Representations

         The Mortgage Loans will be sold by the Originator to the Seller, by the Seller to the Depositor, by the Depositor to the Trust and then pledged by the Trust to the Indenture Trustee to secure the related Class of Notes. All of the Mortgage Loans were or will be originated by the Originator or acquired by the Originator from mortgage bankers or brokers generally in accordance with the underwriting criteria described herein.

         The following description of the Originator's loan origination processes and underwriting standards is as of the present time. However, those processes and standards have changed over time, and older loans included in the Trust may have been originated under different standards. For example, prior to 1996 loans in the amount of $15,000 or less may not have required a formal appraisal or title insurance on the collateral property. The number of late payments permitted within a specific credit grade, and the treatment of other credit-related factors (such as collection history) may have been changed. On loans where a credit score (such as FICO or Beacon) is a factor (including all HLTV Mortgage Loans), the minimum permissible score has increased over time. In addition, portions of the credit files on older loans may have been lost or destroyed, so those files may not be as complete as newer ones. Loans originated prior to 1995 were originated by the Originator's affiliate CII, and subsequently transferred to the Originator.

         Substantially all of the mortgage loans are made to non-prime borrowers. These borrowers generally have limited access to credit, or are considered credit-impaired by conventional lenders such as thrift institutions and commercial banks. These conventional lending sources generally impose stringent and inflexible loan underwriting guidelines and generally require a longer period of time, as compared to the Originator, to approve and fund loans. Loan applications of non-prime borrowers are generally characterized by one or more of the following: (1) limited or unfavorable credit history, including bankruptcy, (2) problems with employment history, (3) insufficient debt coverage, (4) self-employment or (5) inadequate collateral.

         The Originator's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Originator considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio ("debt-to-income ratio"), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards, and may experience rates of delinquency and foreclosure that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in accordance with such FNMA or FHLMC standards.

         Creditworthiness is assessed through a variety of means, including calculating debt-to-income ratios, examining the applicant's credit history through credit reporting bureaus, verifying an applicant's employment status and income, and checking the applicant's payment history with respect to the first-lien mortgage, if any, on the property. The Originator uses several procedures to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage is verified by calling the senior mortgage lender. In order to verify an applicant's employment status and income, the Originator generally obtains such verification from the applicant's employer and, in the case of self-employed borrowers, the Originator requires a copy of the borrower's tax return.

         Approximately 65.39% of the Mortgage Loans originated by the Originator are based on loan application packages submitted through mortgage brokerage companies with whom the Originator has a relationship ("Wholesale Mortgage Loans"). These brokers and/or companies must meet minimum standards based on an analysis of information submitted with an application for approval, including resumes of the principals, financial statements, valid real estate license, satisfactory credit report (brokers with open tax liens of $1,000 or more are not eligible for approval unless an established payment plan is in place). Once approved, mortgage brokerage companies are eligible to submit loan application packages in compliance with the terms of a signed broker agreement. Wholesale Mortgage Loans are originated and underwritten by the Originator in Greenville, South Carolina with a focus on seven sales areas: Atlantic, Southeast, Northeast, Central, Great Lakes, Rocky Mountain and Pacific. Wholesale Mortgage Loans are initially reviewed by a conditional underwriter for conditional approval. If conditionally approved, the loan is reviewed prior to closing by a final, more senior underwriter.

         Approximately 34.61% of the Mortgage Loans were originated by the Originator directly ("Retail Mortgage Loans"). Retail Mortgage Loans were underwritten based on the Originator's underwriting guidelines by the Originator from the following locations: Indianapolis, Indiana; Baton Rouge, Louisiana; Phoenix, Arizona; Greenville, South Carolina; and Houston, Texas. All Retail Mortgage Loans are originated at the various retail centers. Loans originated in the Indianapolis, Phoenix, Houston and Greenville centers were also underwritten and processed through those centers. Retail Mortgage Loans originated in Baton Rouge were processed and underwritten in the Baton Rouge location. The offices in Houston, Phoenix and Indianapolis were closed in November 1998, and the Baton Rouge office was sold in July 1998. Subsequent to those dates all loans were originated, underwritten and processed in the Originator's Greenville, South Carolina office. All offices followed the same underwriting criteria. Retail Mortgage Loans are initially reviewed by a loan officer to determine whether the loan meets the underwriting guidelines. If so, an underwriter will review the file and approve or disapprove the loan. If the loan is not approved, the loan officer reviews the loan a second time to see if it can be reworked, in which case it will be reviewed by an underwriter again. Generally, the underwriting department completes its review of Retail Mortgage Loans within one day after procurement of all necessary loan documentation.

         On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio and/or a large down payment, proven ability to handle high debt-to-income, low debt-to-income ratio, large cash flow, significant verified savings, history of defaults outweighed by good recent credit history, stable employment, excellent mortgage history, a large reduction in monthly outflows and time in residence at the applicant's current address. It is probable that a number of the Mortgage Loans included in the mortgage pool contain one or more of such underwriting exceptions.

         The Originator's underwriters verify the income of each applicant from various sources in the following manner: salaried and hourly borrowers and those borrowers on commission, whether at a full time or part time job, are required to submit W-2 forms for the past two years of employment and pay stubs from within the past 30 days; rental income must be shown from two years of tax returns; pension income must be verified from a check or direct deposit slip, a W-2 form or a letter from the pension administrator; bonus income must be demonstrated over two years of W-2 forms and by a statement from the employer as to the likelihood of future bonuses; alimony and child support must be documented by a court order and proof of receipt of payment; and self-employed individuals must submit two years of tax returns with all schedules attached.

         The applicant must have a sufficiently established credit history to qualify for the appropriate credit grade (as described below). This credit history is substantiated by a report prepared by an independent credit report agency. The report typically considers the applicant's entire credit history and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. The applicant must generally provide a letter explaining all late payments on mortgage debt and other consumer (non-mortgage) debt within the last two years, as well as detailing all credit inquires made within the last 90 days.

         The Originator originates loans secured by single-family residences (which may be detached, attached two-to-four unit dwelling, a condominium unit, townhouse or a unit in a planned unit development) and manufactured housing. The Originator's guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and generally requires an appraisal of the mortgaged property which conforms to FNMA, USPAP, and FIRREA standards. Appraisals may only be provided by independent appraisers approved by the Originator who meet any necessary licensing standards.

         An independent appraisal is generally required on all loans. Loans in excess of $350,000 generally require two independent appraisals. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk, field, or drive-by review of the mortgaged property.

         The Originator requires title insurance on all mortgage loans, except that on certain older loans having an original balance of less than $15,000 no title insurance was required. The Originator also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related residential loan or the replacement costs of the property, whichever is less. None of the Mortgage Loans will be covered by a primary mortgage insurance policy.

         A quality control department performs a quality control review of each loan prior to closing, and another review subsequent to closing. However, this process was not in place at the time of origination of all of the loans in the Trust.

         Under the mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which reflect higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, as compensating factors, these loan programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         The Originator's guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan, however, on a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under such underwriting risk category guidelines warrants an underwriting exception:

                  Summary of HomeGold Underwriting Guidelines

--------------------------------------------------------------------------------------------------------------------------------

                                                                                                             AA       100% LTV
Credit                                                                                                    Mortgage      1st
History                      AA         A           A-         B            C        D         N/O/O        Only      Mortgage
--------------------------------------------------------------------------------------------------------------------------------
12 Month                    0x30       1x30        2x30       3x30    4x340, 1x60 Up to 119   See req.      0x30    See req.
Mortgage                                                                             days     per grade             per Grade
History                                                                           delinquent

--------------------------------------------------------------------------------------------------------------------------------
12 Month                    2x30       3x30     3x30, 1x60 5x30, 2x60 4x60, 1x90  No Review   See req.      N/A      2x30
Consumer                                                                                      per grade             (Unless
Debt History                                                                                                        greater
                                                                                                                    than 650
                                                                                                                    score)

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Credit                      N/A         N/A        N/A        N/A         N/A        N/A         N/A        N/A       580
Score (FICO)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Maximum                     45%         45%*       45%*       45%*       50%**       50%**    Per Grade     45%       45%***
Debt to
Income Ratio
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                                        Piggy-
                                         back      125% CLTV
                          Piggyback    greater       Loans
Credit                        to        than     Pre-Approval   Personal
History                    $15,000     $15,000     Required     Home Loan
-------------------------------------------------------------------------
12 Month                  12 months:     1x30       0x30        1x30
Mortgage                     0x30;
History                      13-24
                          month: 2x30
-------------------------------------------------------------------------
12 Month                  12 months:     2x30       N/A        2x30
Consumer                    3x30;      (Unless                (Unless
Debt History               13-24         >650                   >650
                           month:       score)                score)
                         5x30, 1x60
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Credit                     580           580        640         640
Score (FICO)
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Maximum                    45%          45%***      45%         45%***
Debt to
Income Ratio
-------------------------------------------------------------------------

* to 50% if $750 disposable income 1st Person & $300 each additional person. ** to 55% if $750 disposable income 1st Person & $300 each additional person. *** to 50% if gross income $100,000+.

Maximum Loan Amounts
---------------------------------------------------------------------------------------------------------------------------------
Full Doc     1st             $350k*     $350k*      $350k*     $350k*     $250k       $150k      $350k*      $350k*     $350k
---------------------------------------------------------------------------------------------------------------------------------
Lite Doc     1st             $350k*     $350k*      $350k*     $350k      $150k        N/A        N/A        $350k*      N/A
---------------------------------------------------------------------------------------------------------------------------------
Stated       1st             $350k      $350k       $350k      $250k      $100k        N/A        N/A        $350k       N/A
Income
---------------------------------------------------------------------------------------------------------------------------------
Full Doc     2nd             $250k      $250k       $250k      $250k      $100k        N/A        N/A        $250k       N/A
---------------------------------------------------------------------------------------------------------------------------------
Lite Doc     2nd             $250k      $150k       $150k      $150k       N/A         N/A        N/A        $250k       N/A
---------------------------------------------------------------------------------------------------------------------------------
Stated       2nd             $150k      $150k       $150k      $100k       N/A         N/A        N/A        $150k       N/A
Income
---------------------------------------------------------------------------------------------------------------------------------

Maximum Loan Amounts
--------------------------------------------------------
Full Doc       N/A         N/A        $75k        N/A
--------------------------------------------------------
Lite Doc       N/A         N/A        N/A         N/A
--------------------------------------------------------
Stated         N/A         N/A        N/A         N/A
Income
--------------------------------------------------------
Full Doc       $15k        $60k       $75k        $25k
--------------------------------------------------------
Lite Doc       N/A         N/A        N/A         N/A
--------------------------------------------------------
Stated         N/A         N/A        N/A         N/A
Income
--------------------------------------------------------

*Loans up to $500,000 considered subject to special requirements. Maximum combined loan (1st and 2nd) $500,000.


Maximum Cash Out
-----------------------------------------------------------------------------------------------------------------------------------
Full Doc                      $50k       $50k        $50k       $50k   $10k/10%     $1,000        $20k        $50k       $50k
-----------------------------------------------------------------------------------------------------------------------------------
Lite Doc                      $50k       $50k        $50k       $50k       N/A         N/A        N/A         $50k       N/A
-----------------------------------------------------------------------------------------------------------------------------------
Stated                        $50k       $50k        $50k       $50k       N/A         N/A        N/A         $50k       N/A
Income
-----------------------------------------------------------------------------------------------------------------------------------
Prior                    3yr.          3yr.     3yr.       2yr.          1yr.     None        Per Grade  3yr.       3yr.
Bankruptcy               Discharge   Discharge  Discharge  Discharge: Discharge:  Active                 Discharge  Discharge
                         w/re-estb. w/re-estb.  w/re-estb. 1x30 on      0x30 on   Ch. 13                 w/re-estb. w/re-estb.
                         AA credit   AA credit  AA credit  mtge.      mtge. last  buyout                 AA credit  AA credit
                                                           last 12     12 months  case by
                                                           months                 case.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
Full Doc                      $15k        $50k       $30k        $25k
-----------------------------------------------------------------------
Lite Doc                      N/A         N/A        N/A         N/A
-----------------------------------------------------------------------
Stated                        N/A         N/A        N/A         N/A
Income
-----------------------------------------------------------------------
Prior                         None     3yr.          7yr.     3yr.
Bankruptcy                             Discharge   Discharge  Discharge
                                       w/re-estb. w/re-estb.  w/re-estb.
                                       AA credit   AA credit  AA credit


-----------------------------------------------------------------------


Effective as of May 4, 1999

         The Originator will make certain representations and warranties with respect to the Mortgage Loans as of the Closing Date. The Originator will be obligated to repurchase Mortgage Loans in respect of which a material breach of those representations and warranties has occurred (other than those breaches which have been cured).

Servicing

         The Mortgage Loans will be serviced by HomeGold, Inc., as Servicer (the "Servicer"). The information set forth in the following paragraphs has been provided by the Servicer and the Company.

         HomeGold, Inc. was incorporated in June 1995, commenced its regular lending program in September 1995 and began funding such mortgage loans indirectly in the same month. The principal business of the Servicer historically has been the origination and sale of non-conforming mortgage loans on a servicing released basis. In 1997, the Servicer began accumulating mortgage loans for sale on a servicing retained basis, although during most of 1998, most produced loans were sold on a servicing released basis. The Company has been servicing mortgage loans through affiliates of the Servicer in its Mortgage Loan Division since 1991.

         HomeGold, Inc. maintains a centralized portfolio management department located in Greenville, South Carolina which services the Mortgage Loans that are not sold, as well as securitized loans. Servicing includes depositing cash received and posting payments to account for principal and interest, remitting funds to the Trustee, imaging documents, collection activities on past due accounts, management of loss mitigation activities and foreclosure and sale of properties, ensuring that insurance is in place, monitoring payment of real estate property taxes, customer service and retention activities and warehouse funding management.

         HomeGold, Inc. increased its servicing capabilities and staffing significantly during 1997 and 1996 in anticipation of increased origination growth and increased requirements resulting from future loan securitizations. A centralized quality control department reviews a substantial portion of the mortgage loans subsequent to funding to maintain consistency and compliance with the Originator's documentation and underwriting standards. As a result of only completing one securitization in 1998 and selling the majority of loans originated on a servicing released basis, the servicing portfolio has declined from $768.6 million at December 31, 1997, to $550.3 million at December 31, 1998. The Originator's strategy is to match staffing levels with servicing volume. Accordingly, staffing levels declined in 1998.

         Collection efforts generally begin when a mortgage loan is over eight days past due, unless the account has previous unpaid late fees, in which case collection efforts generally begin when an account is over one day past due. At that time, HomeGold, Inc. generally contacts the borrower by telephone to determine the reason for the delinquency and attempts to bring the account current. After an account becomes 15 days past due, a reminder letter is typically sent to the borrower, and subsequent letters are generally sent at 30 days past due, 41 days past due, and 55 days past due. In general, at 41 days past due, a right-to-cure letter is sent. After 90 days, a five day demand letter is sent and the account is turned over to an attorney. In addition to written notices, HomeGold, Inc. attempts to maintain telephone contact with the borrower at various times throughout the delinquency period. If the status of the account continues to deteriorate, HomeGold, Inc. undertakes an analysis to determine the appropriate action. HomeGold, Inc.'s loss mitigation unit works on a dual track along with the foreclosure unit to try to save the borrowers from a foreclosure action, while at the same time, trying to keep the foreclosure timelines as short as possible. In limited circumstances, when a borrower is experiencing difficulty in making timely payments, HomeGold, Inc. may temporarily adjust the borrower's payment schedule. The determination of how to work out a delinquent loan is based upon a number of factors, including the borrower's payment history and the reason for the current inability to make timely payments.

         When a loan is 90 days past due in accordance with its original terms, it is generally placed on non-accrual status and foreclosure proceedings are generally initiated. In connection with such foreclosure, the loan and the facts surrounding its delinquency are reviewed, and the underlying property may be reappraised. Regulations and practices regarding foreclosures and the rights of the mortgagor in default vary greatly from state to state.

         The following tables set forth, as of December 31, 1995, 1996, 1997, 1998 and March 31, 1999, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one-to-four family residential mortgage loans included in the Company's entire mortgage loan serviced portfolio (which portfolio includes mortgage loans originated under the Servicer's guidelines) at the end of the indicated periods. The indicated periods of delinquency are based on the number of scheduled payments past due on a contractual basis. No mortgage loan is considered delinquent for these purposes unless it is at least one month past due on a contractual basis.

                                                            Delinquencies and Foreclosures
                                                                (Dollars in Thousands)

                       ------------------------------------------------------------------------------------------
                         At December 31,   At December 31,   At December 31,  At December 31,    At March 31,
                              1995               1996            1997(2)          1998(2)           1999(2)
                       ------------------------------------------------------------------------------------------
                           By     Percent     By    Percent    By    Percent     By    Percent    By    Percent
                         Dollar     by       Dollar   by      Dollar   by       Dollar   by      Dollar   by
                         Amount    Dollar    Amount  Dollar   Amount  Dollar    Amount  Dollar   Amount  Dollar
                                   Amount            Amount           Amount            Amount           Amount
                       ------------------------------------------------------------------------------------------
Total Serviced
  Portfolio(1)........  $88,165    100.00%  $146,231 100.00% $700,248 100.00%  $550,304 100.00% $505,232 100.00%
Period of Delinquency
  30-59 days..........    6,833      7.75     4,450    3.04   25,424    3.63    28,174    5.12   21,513    4.26
  60-89 days..........    1,588      1.80     1,530    1.05    9,383    1.34     8,647    1.57    6,317    1.25
  90 days or more.....    4,299      4.88     4,633    3.17   21,233    3.03    38,109    6.93   32,892    6.51
                        -------    -------  -------  ------  -------  -------  -------  ------  -------  ------
Total Delinquent Loans  $12,720     14.43%  $10,613    7.26% $56,040    8.00%  $74,930   13.62% $60,722   12.02%
                       ------------------------------------------------------------------------------------------

-----------------------------

(1) Excludes loans serviced for others for which no credit risk has been retained.
(2) Beginning in 1997, the Servicer is calculating delinquencies based on the number of payments past due in accordance with industry standards, compared with the actual number of days used previously.

                                                               Other Real Estate Owned
                                                                (Dollars in Thousands)

                          --------------------------------------------------------------------------------------
                            At December    At December 31,     At December    At December 31,    At March 31,
                             31, 1995            1996           31, 1997            1998             1999
                          --------------------------------------------------------------------------------------
                             By Dollar       By Dollar      By Dollar        By Dollar     By Dollar
                              Amount           Amount         Amount           Amount        Amount
                          --------------------------------------------------------------------------------------
Total Serviced              $   88,165       $  146,231        $  700,248       $  550,304        $  505,232
  Portfolio(1)..........

OREO (Acq. through          $    3,049       $    2,959        $    2,522       $    5,881        $    3,200
  Foreclosure)(2).......

OREO to Total Serviced            3.46%            2.02%             0.36%            1.07%             0.63%
  Portfolio(3)..........
                          ---------------------------------------------------------------------------------------

------------------------------------
(1) Excludes loans serviced for others for which no credit risk has been retained.
(2) For the purposes of this table, Foreclosed Loans means the lesser of (i) the principal balance or (ii) the appraised value minus selling costs of mortgage loans secured by mortgaged properties the title of which has been acquired by HomeGold Financial, Inc. or a subsidiary thereof, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.
(3) The OREO to Total Serviced Portfolio Ratio is equal to the lower of (i) aggregate principal balance of Foreclosed Loans or (ii) appraised value less selling costs of the mortgaged properties divided by the aggregate principal balance of mortgage loans in the Total Serviced Portfolio at the end of the indicated period.


                                                     Loan Loss Experience on Servicing Portfolio
                                                                (Dollars in Thousands)

                                                                                                 Three months
                                                 Year Ending December 31                            ending
                             ---------------------------------------------------------------   ----------------
                                   1995           1996           1997            1998          March 31, 1999
                             ---------------------------------------------------------------   ----------------

Average Serviced Portfolio(1)  $   74,158      $   97,281     $  411,549     $  743,362          $  525,803
Net Charge Offs                $      771      $      792     $    1,305     $    6,842          $      589
Net Charge Offs as a                 1.04%           0.81%          0.32%          0.92%               0.44%(2)
  Percentage of Average
  Serviced Portfolio(1)

-----------------------------------------------------------------------
(1) "Average Serviced Portfolio" on the date stated above is the average principal balances of the total mortgage loans serviced during the period indicated. "Average Serviced Portfolio" excludes loans serviced for others for which no credit risk has been retained. Averages for 1995 and 1996 are computed using beginning and ending balances for the period presented. Beginning in 1998, averages are computed using daily balances.
(2)  Annualized.

         It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of HomeGold Inc.'s mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for HomeGold Inc.'s mortgage servicing portfolio (which may differ substantially from the Mortgage Pool with respect to credit underwriting standards and other factors) only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.

         Since substantially all of HomeGold Inc.'s loans are to non-prime borrowers who have limited access to credit or who may be considered credit-impaired by conventional lending standards, the percentage of loans past due is expected to be higher than a financial institution that provides loans to prime borrowers. During 1996 and 1997 HomeGold Inc's significantly increased the size of the mortgage loan servicing portfolio. During 1998 the size of the portfolio was reduced. This resulted in the current production being sold, leaving a significantly higher percentage of seasoned loans in the portfolio and a higher percentage of past due loans, a higher loss rate and an increase in real estate owned at December 31, 1998.

         There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistently with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures, and the severity of any losses, could be higher than those previously experienced by the Company. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                               YIELD ON THE NOTES

Certain Shortfalls in Collections of Interest

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. Regarding those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans, the Servicer will be obligated to pay from its own funds such shortfalls, but only to the extent of its "Servicing Fee" (the net amount of such shortfalls, the "Prepayment Interest Shortfalls"). In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan. The effect of any shortfalls resulting from Prepayment Interest Shortfalls or from the application of the Relief Act ("Relief Act Shortfalls") will be to reduce the aggregate amount of interest collected that is available for distribution to Noteholders. The Policy does not cover Prepayment Interest Shortfalls or Relief Act Shortfalls. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. Any such shortfalls may cause a deferral of the payment of a portion of the accrued interest on the Notes as provided herein under "Description of the Notes--Interest Payments" and "--Overcollateralization and Crosscollateralization Provisions."

General Prepayment Considerations

         The rate of principal payments on each Class of Notes, the aggregate amount of distributions on each Class of the Notes and the yield to maturity of each Class of the Notes will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, or the Seller, as the case may be). The Mortgage Loans may be prepaid by the mortgagors at any time, generally without penalty.

         Prepayments, liquidations and repurchases of the Mortgage Loans in the related Group will result in distributions in respect of principal to the holders of the applicable Class of Notes then entitled to receive such distributions that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of each Class of Notes may vary from the anticipated yield will depend upon the degree to which such Notes are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Group of Mortgage Loans. Further, in the case of Class A Notes purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Class A Notes purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans in the related Group, the greater will be the effect on the yield to maturity of an investor in the applicable Class of Notes. As a result, the effect on an investor's yield of principal payments occurring on the Mortgage Loans in the related Group at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the applicable Class of Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans in the related Group may significantly affect the actual yield to maturity on the applicable Class of Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of each Class of Notes. See "Prepayment and Yield Considerations" in the Prospectus.

         In general, defaults on mortgage loans are expected to occur with greater frequency in the early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan compared to default rates on purchase-money mortgage loans. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the overcollateralization provisions of the Trust or by the Policy as described herein, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

Purchase of Delinquent Loans

         The Servicer, at its option, may purchase from the Trust any Mortgage Loan that is 90 days or more delinquent which the Servicer determines in good faith will otherwise be subject to foreclosure proceedings, provided that the aggregate Stated Principal Balance of the Mortgage Loans so purchased may not, without the consent of the Insurer, exceed 3% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Such purchases may affect the yield on the Notes.

Overcollateralization

         The cash flow provisions of the Indenture are intended to create overcollateralization and crosscollateralization as more fully described in "Description of the Notes--Overcollateralization and Crosscollateralization Provisions" herein. As a result of these provisions, which result in accelerated principal payments being made in some periods and decelerated principal payments made in other periods, it may be more difficult to predict the weighted average life and yield to maturity of each Class of Notes than if the Indenture did not include such provisions.

Weighted Average Lives

         The weighted average life of each Class of Notes is determined by (a) multiplying the amount of each principal payment in respect of such Class by the number of years from the Closing Date to the related Payment Date; (b) adding the results; and (c) dividing the sum by the Initial Note Principal Balance of that Class. The weighted average life of each Class of Notes will be influenced by the rate at which principal on the Mortgage Loans in the related group is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof, together with the effect of the overcollateralization feature.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement ("Home Equity Prepayment" or "HEP") assumes that the pool of loans prepays in the first month at a constant annual prepayment rate of 2.4% and increases by an additional 2.4% each month thereafter until the tenth month, where it remains at a constant annual prepayment rate equal to 24% (the "Prepayment Assumption"). HEP represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

         The tables below indicate the percentage of the initial Note Principal Balance for each Class of Notes that would be outstanding after each of the dates shown at various percentage HEPs and the corresponding weighted average lives of the applicable Class of Notes. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on such Notes are received, in cash, on the 15th day of each month, commencing in June 1999, (iii) the Mortgage Loans prepay at the percentage HEP indicated, (iv) the applicable Class of Notes is redeemed on the date on which the Servicer may exercise its option to redeem the Notes, (v) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (vi) none of the Depositor, the Originator, the Seller, the Certificateholder, the Insurer, the Servicer or any other person purchases from the Trust any Mortgage Loan pursuant to any obligation or option under the Sale and Servicing Agreement, (vii) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in May 1999, and are computed prior to giving effect to any prepayments received in the prior month, (viii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month, and include 30 days' interest thereon, (ix) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original amortization term and remaining amortization term such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining amortization term, (x) the adjustable-rate Mortgage Loans are based on a 3-year Constant Maturity Treasury Index which is assumed to remain constant at 5.21% per annum, and (xi) the Notes are purchased on May 27, 1999.

Characteristics

Group I Mortgage Loans

                                                  Original       Remaining      Remaining
                                                Amortization    Amortization     Term of      Gross
 Pool     Mortage       Principal   Net Coupon      Term            Term         Maturity     Margin   Net Life    Net Life
Number     Type        Balance ($)   Rate (%)     (months)        (months)       (months)    Rate (%)   Cap (%)    Floor (%)

   1      ARM          513,802,63       12.001       247             187            187         5.775    17.152       11.507
   2      Fixed     12,265,158.47       12.333       198             182            182
   3      Fixed      3,428,605.43        9.554       360             348            168
   4      Fixed      2,837,358.36       11.177       221             210            210
   5      Fixed      1,306,957.35        9.366       360             349            169


          Periodic                    Reset
 Pool     Interest     Months to    Frequency
Number     Cap (%)    First Reset    (months)

   1        2.118        19            34
   2
   3
   4
   5



Group II Mortgage Loans

                                                  Original       Remaining      Remaining
                                                Amortization    Amortization     Term of      Gross
 Pool     Mortage       Principal   Net Coupon      Term            Term         Maturity     Margin   Net Life    Net Life
Number     Type        Balance ($)   Rate (%)     (months)        (months)       (months)    Rate (%)   Cap (%)    Floor (%)

   1      ARM        1,371,685.42       11.658       327             267            267         5.972    16.750       10.876
   2      Fixed     20,247,146.27       10.677       255             240            240
   3      Fixed      7,588,721.55        9.600       360             350            169
   4      Fixed      4,978,429.97        9.410       287             279            279
   5      Fixed      5,092,015.83        9.188       360             350            170


          Periodic                    Reset
 Pool     Interest     Months to    Frequency
Number     Cap (%)    First Reset    (Months)

   1         2.000       20            36
   2
   3
   4
   5

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Note Principal Balance for each Class of Notes outstanding (and the weighted average life) of the applicable Class of Notes set forth in the tables. In addition, since the actual Mortgage Loans in each Group will have characteristics that differ from those assumed in preparing the tables with respect to the related Class of Notes set forth below, the Class A Notes may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the tables indicate the weighted average life of the applicable Class of Notes and sets forth the percentages of the initial Note Principal Balance for each Class of Notes that would be outstanding after each of the Payment Dates shown, at various percentage HEPs. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Note Principal Balances for the applicable Class of Notes (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentage HEPs.

     Percent of Initial Note Principal Balance Outstanding at the Following
                                Percentage HEPs

                                    CLASS A-1

                       0.00%   16.00%      20.00%             22.00%           24.00%   26.00%    30.00%    35.00%
Payment Date
-------------------------------------------------------------------------------------------------------------------
Initial Balance        100      100           100              100              100      100       100       100
May 15, 2000            94       76            72               70               68       65        61        56
May 15, 2001            91       60            53               50               46       43        37        30
May 15, 2002            89       46            39               36               33       31        26        21
May 15, 2003            86       37            30               27               24       22        18        13
May 15, 2004            82       30            23               20               18       16        12         0
May 15, 2005            79       24            18               15               13       11         0         0
May 15, 2006            74       19            14               11                0        0         0         0
May 15, 2007            69       15            10                0                0        0         0         0
May 15, 2008            64       12             0                0                0        0         0         0
May 15, 2009            58        0             0                0                0        0         0         0
May 15, 2010            51        0             0                0                0        0         0         0
May 15, 2011            43        0             0                0                0        0         0         0
May 15, 2012            35        0             0                0                0        0         0         0
May 15, 2013            17        0             0                0                0        0         0         0
May 15, 2014             0        0             0                0                0        0         0         0
May 15, 2015             0        0             0                0                0        0         0         0
May 15, 2016             0        0             0                0                0        0         0         0
May 15, 2017             0        0             0                0                0        0         0         0
May 15, 2018             0        0             0                0                0        0         0         0
May 15, 2019             0        0             0                0                0        0         0         0
May 15, 2020             0        0             0                0                0        0         0         0
May 15, 2021             0        0             0                0                0        0         0         0
May 15, 2022             0        0             0                0                0        0         0         0
May 15, 2023             0        0             0                0                0        0         0         0
May 15, 2024             0        0             0                0                0        0         0         0
May 15, 2025             0        0             0                0                0        0         0         0
May 15, 2026             0        0             0                0                0        0         0         0
May 15, 2027             0        0             0                0                0        0         0         0
May 15, 2028             0        0             0                0                0        0         0         0
May 15, 2029             0        0             0                0                0        0         0         0

Weighted Avg Life (1)  9.8      3.7           3.0              2.8              2.5      2.3       2.0       1.7

----------
(1) The weighted average life of the Class A-1 Notes determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date; (b) adding the results; and (c) dividing the sum by the Initial Class A-1 Note Principal Balance.

     Percent of Initial Note Principal Balance Outstanding at the Following
                                Percentage HEPs

                                    CLASS A-2

--------------------------------------------------------------------------------------------------------------------
Payment Date           0.00%   16.00%        20.00%         22.00%        24.00%        26.00%    30.00%    35.00%
--------------------------------------------------------------------------------------------------------------------
Initial Balance        100      100           100            100           100           100       100       100
May 15, 2000            95       77            73             71            69            67        62        57
May 15, 2001            93       61            54             51            47            44        38        31
May 15, 2002            91       48            40             37            34            31        27        21
May 15, 2003            90       38            31             28            25            23        18        14
May 15, 2004            88       31            25             22            19            17        13         0
May 15, 2005            86       26            19             17            14            12         0         0
May 15, 2006            83       21            15             13            11             0         0         0
May 15, 2007            81       17            12              0             0             0         0         0
May 15, 2008            78       14             0              0             0             0         0         0
May 15, 2009            75       11             0              0             0             0         0         0
May 15, 2010            71        0             0              0             0             0         0         0
May 15, 2011            67        0             0              0             0             0         0         0
May 15, 2012            62        0             0              0             0             0         0         0
May 15, 2013            57        0             0              0             0             0         0         0
May 15, 2014            28        0             0              0             0             0         0         0
May 15, 2015            24        0             0              0             0             0         0         0
May 15, 2016            20        0             0              0             0             0         0         0
May 15, 2017            15        0             0              0             0             0         0         0
May 15, 2018             0        0             0              0             0             0         0         0
May 15, 2019             0        0             0              0             0             0         0         0
May 15, 2020             0        0             0              0             0             0         0         0
May 15, 2021             0        0             0              0             0             0         0         0
May 15, 2022             0        0             0              0             0             0         0         0
May 15, 2023             0        0             0              0             0             0         0         0
May 15, 2024             0        0             0              0             0             0         0         0
May 15, 2025             0        0             0              0             0             0         0         0
May 15, 2026             0        0             0              0             0             0         0         0
May 15, 2027             0        0             0              0             0             0         0         0
May 15, 2028             0        0             0              0             0             0         0         0
May 15, 2029             0        0             0              0             0             0         0         0

Weighted Avg Life (1) 12.5      4.0           3.2            2.9           2.6           2.4       2.1       1.7
Life(1)

----------

          (1) The weighted average life of the Class A-2 Notes is determined by
(a) multiplying the amount of each Principal payment by the number of years from the Closing Date to the related Payment Date; (b) adding the results; and (c) dividing the sum by the Initial Class A-2 Note Principal Balance.

         There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average life of each Class of Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each Class of Notes is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued, and will be secured by the Trust Property and entitled to the benefits of the Policy, pursuant to the Indenture, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of initial issuance of the Notes. The Originator will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and Sale and Servicing Agreement. Requests should be addressed to HomeGold, Inc., 3901 Pelham Road, Greenville, South Carolina 29615, Attn: Laird Minor. The following summaries describe certain provisions of the Indenture and the Sale and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Sale and Servicing Agreement. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Property, the terms and conditions of the Sale and Servicing Agreement and the Indenture and the Class A Notes.

General

         The Notes will consist of two classes of Notes, designated as (i) the Class A-1 Notes and (ii) the Class A-2 Notes (together, the "Class A Notes" or the "Notes"). The holders of the Class A-1 Notes are referred to herein as the "Class A-1 Noteholders" and the holders of the Class A-2 Notes are referred to herein as the "Class A-2 Noteholders."

         The Class A-1 Notes will have an initial principal balance of $18,418,000 (the "Initial Class A-1 Note Principal Balance") and the Class A-2 Notes will have an initial principal balance of $35,546,000 (the "Initial Class A-2 Note Principal Balance").

         The "Class A-1 Note Principal Balance" as of any date of determination is equal to the Initial Class A-1 Note Principal Balance, reduced by the aggregate of all amounts allocable to principal previously distributed with respect to the Class A-1 Notes. The "Class

A-2 Note Principal Balance" as of any date of determination is equal to the Initial Class A-2 Note Principal Balance, reduced by the aggregate of all amounts allocable to principal previously distributed with respect to the Class A-2 Notes.

         The Class A-1 Notes will be principally secured by the Group I Mortgage Loans, and the Class A-2 Notes will be principally secured by the Group II Mortgage Loans. Payments on the Class A-1 Notes will be made generally from the Available Distribution Amount for Group I, and payments on the Class A-2 Notes will be made generally from the Available Distribution Amount for Group II. The Trust will also issue a Certificate, representing a beneficial ownership interest in the Trust, pursuant to the Trust Agreement. Only the Class A Notes are offered hereby. The Certificate, which is not being offered hereby, may be sold at any time on or after the Closing Date in accordance with the Trust Agreement.

         The Notes are limited recourse debt obligations of the Trust payable solely from the Trust Property and the Policy. The Trust Property will consist primarily of the Mortgage Loans. Pursuant to the Indenture, the Trust will grant to the Indenture Trustee a first priority perfected security interest in the Trust Property to secure the Trust's obligations under the Indenture and the Notes.

         The "Final Maturity Date" of the Class A-1 Notes is July 15, 2029 and the Final Maturity Date of the Class A-2 Notes is August 15, 2029. Such dates are the dates three months following the dates on which the related Note Balance would be reduced to zero, assuming, among other things, that (i) no Prepayments are received on any of the Mortgage Loans, (ii) distributions of principal and interest on each of the Mortgage Loans is timely received, (iii) excess interest will not be used to make accelerated payments of principal to the Holders of the applicable Class of Notes and (iv) the Mortgage Loans have the applicable characteristics set forth in the "Weighted Average Lives" section herein.

         All payments to Holders of the Class A Notes, other than the final payment on the Class A Notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names such Class A Notes are registered on the close of business on the last business day of the month preceding the month in which each Payment Date occurs (each, a "Record Date"). Payments on Notes held in book-entry form will be made by wire transfer in immediately available funds to the Clearing Agency (as defined below) or its nominee. Payments on Notes held in certificated form by their beneficial owners will be made either (i) by check mailed to the address of each such Noteholder as it appears in the note register or (ii) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any Holder of Class A Notes having an aggregate initial Note Principal Balance that is in excess of $5,000,000 by wire transfer in immediately available funds to the account of such Noteholder specified in the request, provided that the Indenture Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. The final payment on the Class A Notes will be made in like manner, but only upon presentment and surrender of such Class A Notes at the corporate trust office of the Indenture Trustee or such other location specified in the notice to Noteholders of such final distribution.

Book-Entry Registration and Definitive Notes

         The Class A Notes will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Each Class of the Class A Notes will initially be represented by one or more global notes registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). None of the beneficial owners of the Class A Notes (the "Note Owners") will be entitled to receive a Note representing such person's interest, except as set forth below. Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders with respect to the Class A Notes refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments, distributions, notices, reports and statements to Noteholders with respect to the Class A Notes refer to payments, distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Class A Notes, for distribution to Note Owners in accordance with DTC procedures.

         Holders of Notes may hold their Notes through DTC (in the United States) or CEDEL, S.A. ("CEDEL") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which, in turn, will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

         Transfers between Participants (defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants (each as defined below) will occur in accordance with their respective rules and operating procedures.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of Notes. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Note Owners or prospective owners, as the case may be, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Notes may do so only through Participants and Indirect Participants. In addition, such Note Owners will receive all payments of principal and interest on the Class A Notes from the Indenture Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Noteholders may receive payments after the related Payment Date because, while payments are required to be forwarded to CEDE & Co., as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Note Owners. The only "Noteholder" (as such term is used in the Indenture) will be CEDE & Co., as nominee of DTC, and the Note Owners will not be recognized by the Indenture Trustee as Noteholders under the Indenture. Note Owners will be permitted to exercise the rights of Note Owners under the Indenture only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of and interest on the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain other entities, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a physical Note for such Notes.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of Notes. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific Notes to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Payments with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Notes are credited.

         Notes initially issued in book-entry form will be issued as Definitive Notes only if (i) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Notes and the Servicer is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default by the Servicer under the Sale and Servicing Agreement, if Holders of Class A Notes evidencing not less than 51% of the Note Principal Balance of the then outstanding Notes advise the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical Notes being issued to Note Owners is no longer in the best interests of Note Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes for the Notes. Upon surrender by DTC of the certificate or certificates representing such Notes and instructions for reregistration, the Indenture Trustee will issue such Notes in the form of Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture and such holders of Definitive Notes will deal directly with the Indenture Trustee with respect to transfers, notices and payments. In the event that Definitive Notes are issued or DTC ceases to be the clearing agency for the Notes, the Indenture will provide that the applicable Noteholders will be notified of such event.

         Definitive Class A Notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in Charlotte, North Carolina.


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


Trust Property:  Assignment of the Mortgage Loans

         The Trust Property will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans received on and after the related Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Indenture Trustee under all insurance policies required to be maintained pursuant to the Sale and Servicing Agreement and (v) the rights of the Seller under the Purchase Agreement and Assignment dated May 1, 1999 (the "Purchase and Assignment Agreement") among the Originator, Parent and Seller.

         At the time of issuance of the Notes, the Depositor will transfer to the Trust all of its right, title and interest in and to the related Mortgage Loans and other Trust Property. The Trust will, in turn, pledge to the Indenture Trustee under the Indenture all of the trust's right, title and interest in and to such Trust Property as collateral for the Class A Notes. The Indenture Trustee, concurrently with such pledge in respect of the Mortgage Loans will deliver the Notes on behalf of the Trust. The Sale and Servicing Agreement will require, in connection with each transfer of Mortgage Loans and other Trust Property to the Trust, the delivery to the Indenture Trustee with respect to each Mortgage Loan of (i) the original mortgage note endorsed without recourse to the Indenture Trustee to reflect the transfer of the Mortgage Loan, (ii) the original mortgage (or certified copy thereof) with evidence of recording indicated thereon and (iii) an original assignment of the mortgage in recordable form to the Indenture Trustee, reflecting the pledge of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Originator in the appropriate offices for real property records.

Interest Rates

Class A-1 Interest Rate

         For each accrual period, interest will accrue on the Class A-1 Notes at an annual rate of interest equal to 6.87% (for each accrual period ending on or prior to the date on which the Servicer could exercise its option to redeem the Class A-1 Notes) or 7.37% (for each accrual period ending after such date).

Class A-2 Interest Rate

         For each accrual period, interest will accrue on the Class A-2 Notes at an annual rate of interest equal to 6.82% (for each accrual period ending on or prior to the date on which the Servicer could exercise its option to redeem the Class A-2 Notes) or 7.32% (for each accrual period ending after such date).

Interest Payments

         The "Payment Date" is the 15th day of each month or, if such day is not a business day, on the next succeeding business day, beginning on June 15, 1999. Payments in respect of interest on each Payment Date will be made to the Holders of the Class A-1 Notes in an amount equal to the Class A-1 Interest Distribution Amount and to the Holders of the Class A-2 Notes in the amount equal to the Class A-2 Interest Distribution Amount.

         The "Class A-1 Interest Distribution Amount" on any Payment Date is equal to (i) interest accrued during the related Interest Accrual Period (as defined below) on the Class A-1 Note Principal Balance immediately prior to such Payment Date at the Class A-1 Interest Rate, reduced by the Shortfall Interest Deferred Amount for the Class A-1 Notes, if any, for such Payment Date, plus
(ii) to the extent of funds available on such Payment Date for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount for the Class A-1 Notes, if any, for such Payment Date.

         The "Class A-2 Interest Distribution Amount" on any Payment Date is equal to (i) interest accrued during the related Interest Accrual Period (as defined below) on the Class A-2 Note Principal Balance immediately prior to such Payment Date at the Class A-2 Interest Rate, reduced by the Shortfall Interest Deferred Amount for the Class A-2 Notes, if any, for such Payment Date, plus
(ii) to the extent of funds available on such Payment Date for the payment thereof, the Accrued Shortfall Interest Carry Forward Amount for the Class A-2 Notes, if any, for such Payment Date.

         "Interest Distribution Amount" means the Class A-1 Interest Distribution Amount or the Class A-2 Interest Distribution Amount, as the case may be.

         The "Accrued Note Interest" with respect to each Payment Date and any Class of Notes, will be the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate for such Class on the Note Principal Balance of such Class immediately prior to such Payment Date.

         The "Shortfall Interest Deferred Amount" for any Payment Date and either Class of Notes is the amount, if any, of interest accrued during the related Interest Accrual Period on the Note Principal Balance of the applicable Class of Notes at the related Interest Rate that is not available for payment on such Payment Date out of the Available Distribution Amount for such Class due to Relief Act Shortfalls and, to the extent not funded by the Servicer, Prepayment Interest Shortfalls. The "Accrued Shortfall Interest Carry Forward Amount" with respect to either Class on any Payment Date is the amount of the Shortfall Interest Deferred Amounts for such Class carried over from preceding Payment Dates together with interest thereon at the related Interest Rate from such preceding Payment Dates to the current Payment Date. Interest accrued on a Class during the Interest Accrual Period with respect to any Payment Date, at the applicable Interest Rate, less the related Shortfall Interest Deferred Amount for such Payment Date, shall be due and payable on such Payment Date. The Accrued Shortfall Interest Carry Forward Amount for any Payment Date in respect of any Class A Note shall be due and payable on such Payment Date (to the extent sufficient funds are available for the payment thereof) and on the final Payment Date. The Policy does not cover the Shortfall Interest Deferred Amount or the Accrued Shortfall Interest Carry Forward Amount. The effect of the foregoing provisions is that payment of any Accrued Shortfall Interest Carry Forward Amount may be funded only from any related Net Monthly Excess Cashflow.

         The "Interest Accrual Period" for any Payment Date is the calendar month immediately preceding the month in which such Payment Date occurs. Payments of interest will be based on a 360-day year consisting of twelve 30-day months.

Principal Payments

         On each Payment Date, the Holders of each Class of Notes will receive a payment of principal in an aggregate amount (such aggregate amount, the "Principal Distribution Amount" for such Class) equal to the sum of:

                    (i) the Base Principal Distribution Amount for such Class and Payment Date;

                    (ii) the Overcollateralization Deficit allocable to that Class, but only to the extent that it can be funded on such Payment Date from Net Monthly Excess Cashflow available from both Groups, as described below, or amounts, if any available from the Reserve Account;

                    (iii) such Class' pro rata portion of any Remaining Overcollateralization Deficit on such Payment Date, to the extent funded by the Insurer as an Insured Payment, and

                    (iv) the Overcollateralization Increase Amount for such Class, but only to the extent it can be funded on such Payment Date from Net Monthly Excess Cashflow available from the related Group.

         An amount equal to the Principal Distribution Amount with respect to each Class of Notes, less any amount to be distributed on such Payment Date as a prepayment of the applicable Class of Notes, will be paid to the Holders of the applicable Class of Notes until the Note Principal Balance of the applicable Class of Notes has been reduced to zero.

         The "Base Principal Distribution Amount" for any Payment Date for each Class of Notes will be the lesser of:

                  (a) the excess of the Available Distribution Amount for such Class over the Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount) for such Class on such Payment Date; and

                  (b)      the sum of:

                           (i) the principal portion of all monthly payments on the Mortgage Loans in the related Group received during the related Collection Period;

                           (ii) the principal portion of all proceeds of the repurchase of a related Mortgage Loan from the related Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Sale and Servicing Agreement during the related Collection Period;

                           (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Collection Period, to the extent applied as recoveries of principal on the Mortgage Loans in the related Group, net of any portion that represents a recovery of principal for which a Monthly Advance was made by the Servicer and deposits during the related Collection Period into the Distribution Account;

                           (iv) the proceeds received by the Indenture Trustee upon the exercise by the Servicer of its option to call the related Class of Notes (to the extent such proceeds relate to principal);

                           (v) any amount that the Insurer has elected to pay as principal (including Liquidated Loan Losses) prior to any Remaining Overcollateralization Deficit;

                           minus

                           (vi) the amount of any Overcollateralization
         Reduction Amount (defined below) for such Class for such Payment Date.

         "Overcollateralization Deficit" means the amount, if any, that the aggregate Note Principal Balance of both Classes of Notes on a Payment Date, after payment of the Base Principal Distribution Amount, but before taking into account any principal payment funded from Net Monthly Excess Cash Flow, the Reserve Account or any Insured Payment, exceeds the aggregate principal balances of the Mortgage Loans in both Groups as of the close of business on the last day of the related Collection Period. For purposes of determining the amount to be paid on account of the Overcollateralization Deficit to the Holders of each Class of Notes on the Payment Date, the Overcollateralization Deficit shall be allocated to each Class pro rata based on the amount by which the Note Principal Balance of each Class on such Payment Date, after payment of the Base Principal Distribution Amount but before taking into account any principal payment funded from Net Monthly Excess Cashflow, the Reserve Account or any Insured Payment, exceeds the aggregate principal balances of the Mortgage Loans in the related Group as of the close of business on the last day of the related Collection Period.

         The "Collection Period" with respect to any Payment Date is the calendar month immediately preceding the month in which such Payment Date occurs.

         As of any Payment Date, "Cumulative Insurance Payments" refers to the aggregate of any payments made by the Insurer under the Policy to the extent not previously reimbursed, plus interest thereon for the applicable Class of Notes.

         The "Net Monthly Excess Cash Flow" is equal to the Available Distribution Amount minus the Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carryforward Amount) and the Base Principal Distribution Amount.

         In no event will the Principal Distribution Amount for the applicable Class of Notes with respect to any Payment Date be (x) less than zero or (y) greater than the then outstanding Note Principal Balance of such Class of Notes.

Flow of Funds

         On each Payment Date, the Available Distribution Amount for each Class will be applied in the following order of priority:

                  (i) first, to the payment of the Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount) for the related Class of Notes;

                  (ii) second, to the payment of the unpaid Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount) for the other Class of Notes;

                  (iii) third, to the Insurer, any amounts due to the Insurer with respect to the Notes under the terms of the Insurance Agreement;

                  (iv) fourth, to the payment of the Base Principal Distribution Amount for the related Class of Notes;

                  (v) fifth, to the Holders of the related Class of Notes, as a payment of such Class' allocable portion of the Overcollateralization Deficit, if any;

                  (vi) sixth, to the Holders of the other Class of Notes, as a payment of such other Class' allocable portion of the Overcollateralization Deficit, if any, to the extent the Available Distribution Amount for such other Class is insufficient to pay such portion;

                  (vii) seventh, to the Holders of the related Class of Notes, an amount equal to the Overcollateralization Increase Amount;

                  (viii) eighth, to the Reserve Account, to the extent of any shortfall in the payment of the full amount of the Overcollateralization Increase Amount for the other Class of Notes;

                  (ix) ninth, to the Holders of the Notes, to the extent of any shortfall in the payment of the full amount of Accrued Shortfall Interest Carry Forward Amount on a pro rata basis; and

                  (x) tenth, to the Trust for distribution to the Certificateholder or as otherwise provided in the Indenture.

         Amounts deposited into the Reserve Account referenced in clause "eighth" above may be applied on subsequent Payment Dates to fund the Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount), Overcollateralization Deficits or amounts due to the Insurer, in each case with respect to either Class of Notes, as the Insurer may direct. Amounts deposited in the Reserve Account shall be released to the Trust for distribution to the Certificateholder if the Overcollateralization Amount plus amounts in the Reserve Account exceed the Specified Overcollateralization Amount.

         The "Available Distribution Amount" for each Class of Notes for any Payment Date is equal to the sum, net of amounts reimbursable or payable therefrom to the Servicer, the Back-up Servicer, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of monthly payments on the related Mortgage Loans in the related Group received by the Indenture Trustee during the related Collection Period, after deduction of the Servicing Fee, the Back-up Servicing Fee, the Indenture Trustee fee, the Owner Trustee fee and the premium payable with respect to the Policy, (ii) certain unscheduled payments in respect of the related Mortgage Loans in the related Group, including prepayments, insurance proceeds, liquidation proceeds, proceeds from repurchases of and substitutions for such Mortgage Loans in the related Group occurring during the preceding calendar month, (iii) all Monthly Advances with respect to the related Mortgage Loans in the related Group received by the Indenture Trustee for such Payment Date and (iv) Prepayment Interest Shortfalls with respect to the related Group for such Payment Date to the extent of the Servicing Fee with respect to the related Group for such Payment Date.

Overcollateralization and Crosscollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. As further described below, a portion of the Net Monthly Excess Cashflow with respect to a Class of Notes will be applied on each Payment Date as an accelerated payment of principal on that Class, but only to the limited extent hereafter described. The application of Net Monthly Excess Cashflow as a payment of principal has the effect of accelerating the amortization of a class of Notes relative to the amortization of the related Group of Mortgage Loans, thus building up overcollateralization (the excess of the related Group of Mortgage Loan's principal balance over the related Note Principal Balance).

         With respect to any Payment Date and either Class of Notes, the excess, if any, of the aggregate principal balances of the Mortgage Loans in the Group of Mortgage Loans related to that Class as of the close of business on the last day of the related Collection Period over (y) the aggregate Note Principal Balance of that Class of Notes as of such Payment Date (and following the making of all distributions on such Payment Date (other than with respect to any Overcollateralization Increase Amount for such Payment Date) is the "Overcollateralization Amount" for that Class as of such Payment Date. The Indenture requires that, Net Monthly Excess Cashflow with respect to one Class that is not subject to prior application as described under "Flow of Funds" above will be applied as an accelerated payment of principal on the related class of Notes until the Overcollateralization Amount has increased to the level required by the Indenture. After such time, if it is necessary to re-establish the required level of overcollateralization, such Net Monthly Excess Cashflow will again be applied as an accelerated payment of principal on the related class of Notes. Notwithstanding the foregoing, in the event certain tests set forth in the Indenture are violated, all available Net Monthly Excess Cashflow from each Group of Mortgage Loans will be used as a payment of principal to accelerate the amortization of the related class of Notes. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is an "Overcollateralization Increase Amount." The required level of the Overcollateralization Amount with respect to a Payment Date and either Class of Notes is the "Specified Overcollateralization Amount" with respect to such Class and Payment Date.

         In the event that the required level of the Specified Overcollateralization Amount with respect to a Class of Notes is permitted to decrease or "step down" on a Payment Date in the future, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the related Class of Notes on such Payment Date shall instead be deducted from the Principal Distribution Amount for that Class. This has the effect of decelerating the amortization of that Class of Notes relative to the amortization of the related Group of Mortgage Loans, and of reducing the Overcollateralization Amount. With respect to each Group of Mortgage Loans and a Payment Date, the difference, if any, between (a) the Overcollateralization Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Overcollateralization Reduction Amounts as described in this sentence) and (b) the Specified Overcollateralization Amount is the "Excess Overcollateralization Amount" with respect to such Class of Notes and such Payment Date. If, on any Payment Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the related Specified Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the related Class of Notes on such Payment Date shall instead be deducted from the Principal Distribution Amount for that Class, in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the Base Principal Distribution Amount with respect to the related Class of Notes on such Payment Date; such amount being the "Overcollateralization Reduction Amount" with respect to such Class of Notes for such Payment Date.

         The Indenture provides that, on any Payment Date, all amounts collected on account of principal (other than any such amount applied to the payment of an Overcollateralization Reduction Amount) with respect to each Group of Mortgage Loans during the related Collection Period will be distributed to the holders of the related Class of Notes on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan (as defined in the Indenture) during such prior Collection Period, the Net Liquidation Proceeds (as defined in the Indenture) related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Liquidated Loan Loss." In addition, the Indenture provides that the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Indenture does not contain any rule which requires that the amount of any Liquidated Loan Loss be distributed to the holders of the related class of Notes on the Payment Date which immediately follows the event of loss; i.e., the Indenture does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Overcollateralization Amount with respect to such Group of Mortgage Loans, which, to the extent that such reduction causes the Overcollateralization Amount to be less than the Specified Overcollateralization Amount applicable to the related Payment Date, will require the payment of an Overcollateralization Increase Amount on such Payment Date (or, if insufficient funds are available on such

Payment Date, on subsequent Payment Dates, until the Overcollateralization Amount equals the related Specified Overcollateralization Amount). The effect of the foregoing is to allocate losses to the holder of the Certificate by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and Overcollateralization Reduction Amounts which such holders would otherwise receive.

         Overcollateralization and the Insurance Policy. The Indenture requires the Indenture Trustee to make a claim for an Insured Payment under the Policy not later than the third business day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the holders of the related Class of Notes on such Payment Date. The Insurer has the option on any Payment Date to make a payment of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the holders of the Notes if sufficient funds were available thereof. Additionally, under the terms of the Indenture, the Insurer will have the option to cause Net Monthly Excess Cashflow to be applied as accelerated payments of principal without regard to any limitation upon the occurrence of certain trigger events, or in the event of an "event of default" under the Insurance Agreement. However, investors in the Notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no distributions of principal.

Cross-collateralization Provisions

         On each Payment Date, the Net Monthly Excess Cashflow, if any available from one Class of Notes, will be paid to the holders of the other Class of Notes as described under "--Flow of Funds" above.

         The cross-collateralization provisions of the transaction are limited to the payment of certain credit losses, certain interest shortfalls and any amounts due the Insurer. Net Monthly Excess Cashflow available from one Class will not be used to build overcollateralization with respect to the other Class. However, Net Monthly Excess Cashflow available from one Class will be deposited to the reserve account (the "Reserve Account") held by the Indenture Trustee to the extent that the other Class cannot fund the full amount of its Specified Overcollateralization Amount from its own Net Monthly Excess Cashflow.

         Amounts deposited into the Reserve Accounts referred to in clause "eighth" under "--Flow of Funds" above may be applied on subsequent Payment Dates to fund the Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount), Overcollateralization Deficits or amounts due to the Insurer, in each case with respect to either Class of Notes, as the Insurer may direct. Amounts deposited in the Reserve Account shall be released to the Trust for distribution to the Certificateholder if the Overcollateralization Amount plus amounts in the Reserve Account exceed the Specified Overcollateralization Amount.

Optional Clean-up Call

         The Servicer may, at its option, call the Class A-1 Notes or the Class A-2 Notes, separately, on any Payment Date (the first date on which such event occurs for a Class the "Note Clean-up Call Date" for such Class) on which the aggregate outstanding principal balance of the related Class of Notes is equal to or less than 10% of the original aggregate principal balance of such Class by depositing into the Collection Account an amount equal to the aggregate outstanding principal balance of each Mortgage Loan in the applicable Group plus accrued interest at the related mortgage rate, together with any amounts due to the Servicer or Back-up Servicer at the Servicing Fee and Back-up Servicing Fee rates, respectively, and any unreimbursed advances, but in no event less than the outstanding principal balances of such Class on such Payment Date, plus accrued and unpaid interest thereon and any unpaid amounts due to the Insurer in respect of such Class (each such call, the "Clean-up Call").

Substitution and Amendment of Mortgage Loans

         The Servicer may, at its option (but only with the written consent of the Insurer), substitute mortgage loans for mortgage loans included in either Group and amend mortgage loans included in either Group, provided, however, that the aggregate outstanding principal balance of mortgage loans in either Group for which substitutions and amendments are so allowed may not exceed 10% of the initial aggregate principal balance of the mortgage loans in such Group as of the Cut-off Date.

Purchase of Mortgage Loans

         The Servicer, at its option, may purchase Mortgage Loans that are 90 days or more delinquent as described in "Yield on the Notes--Purchase of Delinquent Loans" herein.

Financial Guaranty Insurance Policy

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Indenture Trustee.

         Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of the Holders of the Class A Notes. Under the Policy, the Insurer will irrevocably and unconditionally guarantee payment on each Payment Date to the Indenture Trustee for the benefit of the holders of the Class A Notes of Insured Payments with respect to the Class A Notes for such Payment Date, calculated in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes or the Indenture except amendments or modifications to which the Insurer has given its prior written consent. "Insured Payments" shall mean with respect to either Class of Notes as of any Payment Date (i) any shortfall in amounts available in the Distribution Account (as defined in the Indenture) to pay the related Interest Distribution Amount (other than the Shortfall Interest Deferred Amount and the Accrued Shortfall Interest Carry Forward Amount) for the related Interest Accrual Period, (ii) such Class' allocable portion of any Overcollateralization Deficit for such Class of Notes, after taking into account the payment of the related Principal Distribution Amount for each Class (including any portion thereof funded from the Net Monthly Excess Cashflow, or from amounts, if any, available from the Reserve Account but excluding the amount of any Insured Payment) as of such Payment Date (the "Remaining Overcollateralization Deficit") and (iii) without duplication of the amount specified in clause (ii), the Note Principal Balance of the applicable Class of Notes to the extent unpaid on the final Payment Date or earlier termination of the Trust pursuant to the terms of the Trust Agreement; provided, however, that the Insurer is permitted at its sole option, but not required, to pay any losses in connection with the liquidation of a Mortgage Loan in accordance with the Policy. Insured Payments do not cover the Servicer's failure to make Monthly Advances pursuant to the Sale and Servicing Agreement, except to the extent that a Remaining Overcollateralization Deficit would otherwise result therefrom. Nevertheless, the effect of the Policy is to guaranty the timely payment of interest on and the ultimate principal amount of all classes of the Class A Notes. The Policy does not cover the Shortfall Interest Deferred Amount or the Accrued Shortfall Interest Carry Forward Amount.

         If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay such amount out of funds of the Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day (defined below) following Receipt (defined below) by the Insurer from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of the applicable Class of Notes is required to return principal or interest distributed with respect to the applicable Class of Notes during the Term of the Policy (defined below) because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such Holder of the applicable Class of Notes that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such Holder of the applicable Class of Notes, in such form as is reasonably required by the Insurer and provided to such Holder of the applicable Class of Notes by the Insurer, irrevocably assigning to the Insurer all rights and claims of such Holder of the applicable Class of Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or Holder of the applicable Class of Notes directly (unless a Holder of the applicable Class of Notes has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement and the Indenture.

         Payment of claims under the Policy will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Payment Date.

         The terms "Receipt" and "Received" with respect to the Policy, means actual delivery to the Insurer and to its fiscal agent appointed by the Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York, are authorized or obligated by law or executive order to be closed. The Insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy, whether or not such funds are properly applied by the Indenture Trustee.

         "Term of the Policy" means the period from and including the date of issuance of the Policy to and including the date on which the Note Principal Balance for each Class of Notes is zero, plus such additional period, to the extent specified in the Policy, during which any payment on the applicable Class of Notes could be avoided in whole or in part as a preference payment.

         The Insurer shall be subrogated to the rights of the holders of the Class A Notes to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Notes to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Holders of the Class A Notes, the Insurer will be subrogated to the rights of the Holders of the Class A Notes, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of Class A Notes for purposes of payment.

         Claims under the Policy constitute direct unsecured and unsubordinated obligations of the Insurer, and will rank equally with any other unsecured and unsubordinated obligations of the Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions. The Policy is governed by the laws of the State of New York. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the Insurer agrees under the Policy not to assert, and waives, for the benefit of each Holder of Class A Notes, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

         Pursuant to the terms of the Sale and Servicing Agreement and the Indenture, unless an Insurer Default (defined below) exists, the Insurer will be entitled to exercise certain rights of the Holders of the Class A Notes, without the consent of such Noteholders, and the Holders of the Class A Notes may exercise such rights only with the prior written consent of the Insurer.

         The Depositor, the Originator, the Servicer, the Seller, HomeGold Financial, Inc., the Trust and the Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor and the Originator will agree to reimburse, with interest, the Insurer for amounts paid pursuant to claims under the Policy. The Depositor and the Originator will further agree to pay the Insurer all reasonable charges and expenses which the Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Property. An event of default by the Originator under the Insurance Agreement will constitute an event of default by the Originator (in its capacity as Servicer) under the Sale and Servicing Agreement and allow the Insurer, among other things, to direct the Indenture Trustee to terminate the Servicer. An "event of default" by the Originator under the Insurance Agreement includes (i) the Originator's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the Originator's untruth or incorrectness in any material respect of any representation or warranty of the Originator in the Insurance Agreement, the Sale and Servicing Agreement (in its capacity as Servicer) or certain other documents, (iii) the Originator's failure to perform or to observe any covenant or agreement in the Insurance Agreement, the Sale and Servicing Agreement (in its capacity as Servicer) and certain other documents, (iv) the Originator's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Originator, and (v) the occurrence of an event of default under the Sale and Servicing Agreement (in its capacity as Servicer) or certain other documents.

Monthly Advances

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced before each Payment Date its own funds, or funds in the Collection Account that are not included in the Available Distribution Amount for each Payment Date, in an amount equal to the aggregate of all payments of interest, net of the Servicing Fee rate, that were due during the related Collection Period on the Mortgage Loans and that were delinquent on the related "Determination Date," which is the 5th business day prior to such Payment Date, plus certain amounts representing assumed payments of interest not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "Monthly Advance").

         Monthly Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Monthly Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         All Monthly Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Note Account prior to the distributions on the Notes. In the event the Servicer fails in its obligation to make any such advance, the Indenture Trustee will be obligated to make any such advance, to the extent required in the Sale and Servicing Agreement.

Determination of Losses; Subordination

         The Policy will cover all Remaining Overcollateralization Deficits, if any.

         With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the Noteholders by deed-in-lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for Monthly Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized is referred to herein as "Realized Losses."

The Indenture Trustee

         First Union National Bank, a national banking association with its principal corporate trust office located in Charlotte, North Carolina, has been named the Indenture Trustee pursuant to the Indenture and the Sale and Servicing Agreement.

         The principal compensation to be paid to the Indenture Trustee in respect of its obligations under the Indenture and the Sale and Servicing Agreement will be equal to accrued interest at the Indenture Trustee fee rate of 0.015% per annum on the Stated Principal Balance of each Mortgage Loan. The Indenture and the Sale and Servicing Agreement will provide that the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Indenture Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Indenture Trustee's performance in accordance with the provisions of the Sale and Servicing Agreement and the Indenture) incurred by the Indenture Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Sale and Servicing Agreement and the Indenture, other than any loss, liability or expense (i) resulting from the Servicer's actions or omissions in connection with the Sale and Servicing Agreement, the Indenture and the

Mortgage Loans (but only to the extent the Indenture Trustee is actually indemnified by the Servicer pursuant to the Sale and Servicing Agreement), (ii) that constitutes a specific liability of the Indenture Trustee under the Sale and Servicing Agreement or the Indenture or (iii) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of the Indenture Trustee's duties under the Sale and Servicing Agreement or the Indenture or as a result of a breach, or by reason of reckless disregard, of the Indenture Trustee's obligations and duties under the Sale and Servicing Agreement or the Indenture.

Servicing; Back-up Servicing Provisions

         The Servicer will service the Mortgage Loans pursuant to the provisions of the Sale and Servicing Agreement. The Insurer may terminate or refuse to renew the term of the Servicer at such time as permitted under any agreement between them. In addition, the term of the Servicer may be terminated upon the occurrence of a Servicer Event of Default as defined in the Sale and Servicing Agreement. Upon any such termination, all authority and power of the Servicer under the Sale and Servicing Agreement shall pass to the Back-up Servicer.

Servicing and Other Compensation and Payment of Expenses

         The principal compensation to be paid to the Servicer in respect of its servicing activities for the Notes will be equal to accrued interest at the "Servicing Fee" rate which will be an amount equal to 0.50% per annum on the Stated Principal Balance of each Mortgage Loan in both Groups on the related Payment Date. The Back-up Servicer will be entitled to compensation at the annual rate of 0.06% of the Stated Principal Balance of the Mortgage Loans in both Groups (the "Back-up Servicing Fee"). If the Back-up Servicer shall become the Servicer, it shall no longer be entitled to the Back-up Servicing Fee, but will be entitled to the Servicing Fee which shall be increased to 0.65% per annum if Mortgage Loans that are more than 30 days delinquent are equal to or greater than 12% but less than 18% of all Mortgage Loans (measured by aggregate Stated Principal Balance as of the time of servicing transfer) and to 0.75% per annum if Mortgage Loans that are more than 30 days delinquent are equal to or exceed 18% of all Mortgage Loans (measured by aggregate Stated Principal Balance as of the time of servicing transfer). As additional servicing compensation, the Servicer is entitled to retain all late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Note Account and any escrow accounts. The Servicer will be obligated to offset any Prepayment Interest Shortfall on any Payment Date (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of the Servicing Fee for such Payment Date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Sale and Servicing Agreement and is entitled to reimbursement therefor as provided in the Sale and Servicing Agreement. See "Servicing of the Mortgage Loans and Contracts-Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Servicer and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Servicer.

Events of Default

         An "Event of Default" with respect to each Class of Notes is defined in the Indenture to include:

                         (i) default in the payment of any interest due and
               payable on or in respect of any Note on any Payment Date, which default shall continue for a period of five days; or

                         (ii) the failure to apply funds which are available for
               payment in accordance with the priority of distribution prescribed in the Indenture as described herein, which failure shall continue for a period of five days; or

                         (iii) default in the payment of principal due on the
               Notes on the Final Maturity Date; or

                         (iv) failure of the Insurer to make a payment required
               under the Policy or certain events of bankruptcy, insolvency, receivership or reorganization affecting the Insurer; or

                         (v) certain events of bankruptcy, insolvency,
               receivership or reorganization affecting the Trust.

         Prior to the occurrence of any Insurer Default (defined below), the Insurer shall have the right to direct the Indenture Trustee in respect of all matters relating to any Event of Default and may exercise the rights of the Noteholders in thereof.

         If an Event of Default of the kind referred to in clause (v) above occurs, the unpaid principal amount of the Notes shall automatically become due and payable at par together with all accrued and unpaid interest thereon. If an Event of Default (other than an Event of Default of the kind described in clause
(v) above) occurs and is continuing, the Indenture Trustee may, and if so directed by the Noteholders evidencing more than 50% of the aggregate Note Principal Balance of the related Class of Notes (or, if no Insurer Default has occurred, by the Insurer rather than the Noteholders) shall, declare the unpaid principal amount of all of such Notes to be due and payable immediately, by notice in writing to the Trust, the Servicer and the Insurer. Any declaration of acceleration may under certain circumstances be rescinded by Holders of a majority of the related Class of Notes.

         Following any acceleration of the related Class of Notes, the Indenture Trustee (or the Insurer) shall have all of the rights, powers and remedies with respect to the Trust Property as are available to secured parties under the Uniform Commercial Code or other applicable law; except that, to the extent permitted by applicable law, the Indenture Trustee shall not in any private sale sell to a third party the Trust Property, or any portion thereof, unless,

                  (i) until such time as there has been a final liquidation or payment of the Mortgage Loans and properties in the related Group acquired in respect thereof or the Insurer shall have exercised its right to purchase the Mortgage Loans and properties in the related Group acquired in respect thereof pursuant to the Sale and Servicing Agreement, the Holders of the related Class of Notes evidencing not less than

         66-2/3% of the then outstanding Note Principal Balance of the related Class of Notes consent to or direct the Indenture Trustee in writing to make such sale; or

                  (ii) the proceeds of such sale would be not less than the sum of all amounts due to the Indenture Trustee and the entire unpaid principal amount of the Notes and interest due or to become due thereon on the Payment Date next succeeding the date of such sale.

Right of the Insurer to Direct Voting and Other Rights

         Pursuant to the terms of the Sale and Servicing Agreement and the Indenture, unless there exists a continuance of any failure by the Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Insurer (either such condition, an "Insurer Default"), the Insurer will be entitled to exercise, among others, the following rights of the Holders of the applicable Class of Notes, without the consent of such Holders, and the Holders of such Class of Notes may exercise such rights only with the prior written consent of the Insurer: (i) the right to direct the Indenture Trustee to terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement in the event of a default by the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer; (iii) the right to remove the Indenture Trustee pursuant to the Sale and Servicing Agreement and/or the Indenture; (iv) the right to institute proceedings against the Servicer in the event of default by the Servicer and refusal of the Indenture Trustee to institute such proceedings; and (v) the right to direct the Indenture Trustee in respect of all matters relating to an Event of Default under the Indenture. In addition, unless an Insurer Default exists, the Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the related Class of Notes, and, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the removal of the Indenture Trustee, (ii) the appointment of any successor Indenture Trustee or Servicer or
(iii) any amendment to the Sale and Servicing Agreement or the Indenture.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material federal income tax consequences of the purchase, ownership and disposition of the Class A Notes is to be considered only in connection with "Certain Federal Income Tax Consequences" in the accompanying prospectus. The discussion herein and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

Treatment of the Trust

         Tax Counsel is of the opinion that the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool.

Treatment of the Class A Notes

         The Originator, the Seller, the Depositor and the Trust agree, and the holders of the Class A Notes will agree by their purchase of the Class A Notes, to treat the Class A Notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purpose of securities with terms substantially the same as the Notes. In general, whether instruments such as the Class A Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, special tax counsel to the Depositor ("Tax Counsel"), is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness. See "Certain Federal Income Tax Consequences -- Debt Securities" in the accompanying prospectus.

         If the Notes are characterized as indebtedness, interest paid or accrued on a Class A Note will be treated as ordinary income to holders of the Notes and principal payments on a Class A Note will be treated as a return of capital to the extent of the holder's basis in the Class A Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Class A Notes when earned, even if not paid, unless it is determined to be uncollectible. The Indenture Trustee, on behalf of the Trust, will report to the holders of the Class A Notes of record and the IRS with respect to the interest paid and original issue discount, if any, accrued on the Class A Notes to the extent required by law.

         Possible Alternative Characterizations of the Class A Notes. Although, as described above, it is the opinion of Tax Counsel that for federal income tax purposes, the Class A Notes will be characterized as indebtedness, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Class A Notes did not represent debt for federal income tax purposes, holders of the Class A Notes would likely be treated as owning an interest in a partnership and not an interest in an association, a publicly traded partnership, or a taxable mortgage pool taxable as a corporation. If the holders of the Class A Notes were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a holder of a Class A Note would differ if the Class A Notes were held to constitute partnership interests, rather than indebtedness.

Since the parties will treat the Class A Notes as indebtedness for federal income tax purpose, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Class A Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

         Special Tax Attributes. The Class A Notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans ... primarily secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

         Discount and Premium. It is not anticipated that the Class A Notes will be issued with any original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is the Prepayment Assumption. See "Prepayment and Yield Considerations" herein. In addition, a subsequent purchaser who buys a Class A Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a Class A Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Securities Purchased at a Premium" in the accompanying prospectus.

         Sale or Redemption of the Class A Notes. If a Class A Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Class A Note. See "Certain Federal Income Tax Consequences -- Debt Securities -- Sale or Exchange" in the accompanying prospectus.

         Other Matters. For a discussion of backup withholding and taxation of foreign investors in the Class A Notes, see "Certain Federal Income Tax Consequences -- Backup Withholding" and " --Foreign Investors -- Grantor Trust, REMIC Regular and Debt Securities" in the accompanying prospectus.

                       STATE AND LOCAL TAX CONSIDERATIONS

         Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Class A Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Class A Notes.

                                 USE OF PROCEEDS

         A substantial portion of the net proceeds to be received from the sale of the Class A Notes will be used to repay indebtedness secured by the Mortgage Loans and to pay expenses in connection with the pooling of the Mortgage Loans and the issuance of the Securities. The remaining net proceeds will be used by the Originator for business purposes, including the origination of new mortgage loans.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Prudential Securities Incorporated (the "Underwriter"), the Class A Notes will be purchased by the Underwriter, an affiliate of the Depositor, upon issuance.

         The Underwriter has advised the Depositor that it proposes to offer the Class A Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Class A Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Class A Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Class A Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         In connection with the offering of the Class A Notes, the Underwriter and dealers and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Notes for the purpose of stabilizing its market price. In addition, the Underwriter may impose "penalty bids" under contractual arrangements with the dealers whereby it may reclaim from an Underwriter (or dealer participating in the offering) for its account, the selling concession with respect to the Offered Notes that it distributed in the offering but subsequently purchased in the open market. Any transaction described in this paragraph may result in the maintenance of the price of the Offered Notes at a level above that which might otherwise prevail in the open market. No transaction described in this paragraph is required, and, if taken, may be discontinued at any time without notice.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

         All of the Mortgage Loans included in the Trust Property will have been acquired by the Depositor in a privately negotiated transaction with the Sponsor.

                                  LEGAL MATTERS

         Certain legal matters relating to the Class A Notes will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the Class A Notes will be passed upon for the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to the issuance of the Notes that the Class A-1 Notes and the Class A-2 Notes each be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

         The ratings of Moody's and Standard & Poor's assigned to the Notes address the likelihood of the receipt by Noteholders of all distributions to which such Noteholders are entitled. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to asset-backed securities such as the Notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings assigned by Moody's and Standard & Poor's on the Class A Notes are based in part upon the Insurer's claims paying ability. Any change in the ratings of the Insurer by Standard & Poor's and Moody's may result in a change in the ratings on the Class A Notes. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Class A Notes.

         The Depositor has not requested that any rating agency rate either Class of Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate either Class of Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on a Class of Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the applicable Class of Notes as stated above.

                                LEGAL INVESTMENT

         The Class A Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

         The Depositor makes no representations as to the proper characterization of the Class A Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class A Notes constitute legal investments for them. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the Notes, a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio.

         Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of certain plans subject thereto (each, a "Benefit Plan") and persons who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of the Code. Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under regulations issued by the United States Department of Labor set forth in 29 C.F.R. ss.2510.3101 (the "Plan Asset Regulations"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. However, even if the Notes are treated as indebtedness without substantial equity features for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding transactions effected by In-House Asset Managers. Each investor using assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or another Department of Labor class exemption.

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of an ERISA plan consult with counsel regarding the consequences under ERISA of the acquisition and holding of Notes, including the availability of any administrative exemptions from the prohibited transaction rules.

                             INDEX OF DEFINED TERMS


A

Accrued Note Interest.......................................S-74
Accrued Shortfall Interest Carry Forward Amount ............S-74
Aggregate Risks.............................................S-19
Auto Loans..................................................S-21
Available Distribution Amount...............................S-78

B

Back-up Servicer.......................................S-5, S-20
Back-up Servicing Fee.......................................S-86
Balloon Loans...............................................S-23
Base Principal Distribution Amount..........................S-75
Benefit Plan................................................S-93
Business Day................................................S-83

C

CEDE........................................................S-69
CEDEL.......................................................S-69
CEDEL Participants.......................... .............. S-71
CII ........................................................S-21
Class A Notes...............................................S-67
Class A-1 Interest Distribution Amount......................S-74
Class A-1 Note Principal Balance............................S-67
Class A-1 Noteholders.......................................S-67
Class A-2 Interest Distribution Amount......................S-74
Class A-2 Note Principal Balance............................S-68
Class A-2 Noteholders.......................................S-67
Clean-up Call...............................................S-81
Clearing Agency.............................................S-69
Closing Date...........................................S-5, S-23
Collection Period...........................................S-76
Company.....................................................S-21
Compensating Interest....................... .............. S-86
Cooperative.................................................S-71
Cumulative Insurance Payments...............................S-76
Cut-off Date................................................S-23

D

Debt-to-Income Ratio........................................S-52
Depositaries................................................S-69
Depositary..................................................S-69
Depositor..............................................S-5, S-20
Determination Date..........................................S-84
DTC ........................................................S-69
Due Period..................................................S-79

E

ERISA.......................................................S-93
Euroclear...................................................S-69
Euroclear Operator..........................................S-71
Euroclear Participants......................................S-71
Event of Default............................................S-87
Excess Overcollateralization Amount.........................S-79

F

Final Maturity Date.........................................S-68

G

Group.......................................................S-22
Group I.....................................................S-22
Group I Mortgage Loans......................................S-22
Group II....................................................S-22
Group II Mortgage Loans.....................................S-22
Groups......................................................S-22

H

HEP S-62

HLTV Mortgage Loans.........................................S-22
Holdings....................................................S-17
Home Equity Prepayment......................................S-62

I

Indenture Trustee......................................S-5, S-20
Indirect Participants.......................................S-69
Initial Class A-1 Note Principal Balance....................S-67
Initial Class A-2 Note Principal Balance....................S-67
Insurance Agreement.........................................S-84
Insured Payments............................................S-81
Insurer................................................S-5, S-17
Insurer Default.............................................S-88
Interest Accrual Period....................... .............S-75
Interest Distribution Amount................................S-74
IRS ........................................................S-89

L

Liquidated Loan Loss........................................S-79

M

Modeling Assumptions........................................S-63
Monthly Advance.............................................S-84
Mortgage Loans..............................................S-20
Mortgage Pools..............................................S-22
Mortgaged Properties........................................S-22

N

Net Monthly Excess Cash Flow................................S-76
Note Clean-up Call Date.....................................S-81
Note Owners.................................................S-69
Noteholder.................................. ...............S-70
Notes.......................................................S-67

O

Order.......................................................S-82
Originator..................................................S-20
Overcollateralization Amount................................S-78
Overcollateralization Deficit...............................S-76
Overcollateralization Increase Amount.......................S-79
Overcollateralization Reduction Amount......................S-79
Owner Trustee..........................................S-5, S-19

P

Participants................................................S-69
Payment Date...........................................S-5, S-73
Piggy Back Mortgage Loans...................................S-22
Plan Asset Regulations......................................S-93
Prepayment Assumption.......................................S-62
Prepayment Interest Shortfalls..............................S-60
Principal Distribution Amount...............................S-75
PTCE........................................................S-93
Purchase and Assignment Agreement...........................S-73

R

Realized Losses.............................................S-85
Receipt.....................................................S-83
Received....................................................S-83
Record Date.................................................S-68
Relief Act..................................................S-60
Relief Act Shortfalls.......................................S-60
Remaining Overcollateralization Deficit.....................S-82
Reserve Account.............................................S-80
Retail Mortgage Loans.......................................S-53

S

Sale and Servicing Agreement................................S-20
SBA ........................................................S-21
SEC ........................................................S-3
Securities..................................................S-20
Seller......................................................S-19
Servicer..............................................S-20, S-57
Servicing Fee...............................................S-86
Shortfall Interest Deferred Amount..........................S-74
Single Risks................................................S-19
Small-Business Loans........................................S-21
SMMEA.......................................................S-93
Specified Overcollateralization Amount......................S-79

T

Tax Counsel.................................................S-89
Term of the Policy..........................................S-83
Terms and Conditions........................................S-71
Trust.......................................................S-19
Trust Agreement.............................................S-19
Trust Property..............................................S-20

U

Underwriter.................................................S-91

W

Wholesale Mortgage Loans....................................S-53

================================================================================





                        HOMEGOLD HOME EQUITY LOAN TRUST,
                                  SERIES 1999-1

                 $18,418,000 Class A-1 6.87% Asset-Backed Notes
                 $35,546,000 Class A-2 6.82% Asset-Backed Notes

                                Home Equity Loan
                               Asset-Backed Notes,
                                  Series 1999-1

                              HomeGold, Inc. [Logo]
                             (Servicer & Originator)

                              Prudential Securities
                          Secured Financing Corporation
                                   (Depositor)

               -------------------------------------------------

                              PROSPECTUS SUPPLEMENT

               -------------------------------------------------



                              Prudential Securities

                                  May 19, 1999